Exhibit 10.9
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(B) BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
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Cost Plus Fixed Fee / Cost Plus Incentive Fee DEFINITIVE SUBCONTRACT
Conformed Amendment 21
NUMBER 4105206081
Between
LOCKHEED MARTIN CORPORATION
Lockheed Martin Space
1111 Lockheed Martin Way
Sunnyvale, CA 94089-3504
and
Valley Tech Systems, Inc.
160 Blue Ravine Road, Suite A
Folsom, CA 95630
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Subcontract History Page

Amendment Number	Section Clauses Changed	Description of Action	Date

0	-	Initial Release – Letter Subcontract	11/04/21

LC1	Section 1 Section 2-3	Updates to Exhibits A, C, E, F, G, and I Increase limitation of obligation, adjust definitization	03/07/22
	Section 7	schedule, Adjusted CLIN values

LC2	Section 2 Section 5	Increase limitation of obligation, Period of Performance Contact Information	04/06/22

LC3	Section 1 Section 2 Section 5	Corrected exhibit dates Increase limitation of obligation, adjusted definitization schedule	07/05/22

4		Definitive Contract Release	08/31/22

5	Section 1	Add Gov Property PO Clause, Add Exhibit O; Update Exhibit L2; Update Exhibit G; Update Exhibit H with Spec rev	12/20/22
	Section 2 Section 4	Add CLIN 400 clarification; Add funding notification verbiage Modify Insurance Clause; Add Gov Property Clause

6	-	Internal Mod Release Only to change SCA ownership in LM internal systems.	1/30/23
	Section 1 Section 2	Remove PT6D; Supersession Clause Increase limitation of obligation

7	Section 1 Section 2	Supersession Clause Definitized effort, add line item 04 FEU deliverable	4/20/23

8	Section 1	Supersession Clause Digital mod update only to change line item 04 qty from 1 to 2	5/3/23

9	Section 1 Section 2	Updated Exhibits – F, G, L2; Supersession Increase limitation of obligation; Correct typo for 1200 Option exercise date	5/16/23

10	Section 1 Section 2
Supersession
Add line items 5 & 6 to incorporate CLIN 100 Option and
[***], Update Funding Limitation of
Obligation, Remove CLIN 100 from the option table, Update consideration to reflect CLIN 100 exercise
7/20/23

11	Section 1 Section 2 Section 3
Supersession, Exhibits C and L1
Incorporate [***] which results in
an increase to CLIN 200 Target Cost, Fee, and Price; Funding
Limitation of Obligation, Option Exercise Date for CLIN 602 to NLT 11/30/23; Consideration
Contracts POC
9/05/23

12	Section 2	Increase limitation of obligation	10/03/23

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13	Section 1 Section 2	Incorporate SPEC Rev. B.2; Exhibits L1 and L2; Increase Limitation of Obligation, Exercise of CLIN 602	12/15/23

	Section 1 Section 2 Section 3	Exhibit F and P
14		Limitation Increase, [***], Consideration, formal incorporation of CLIN 602. Update CPE POC; [***]	04/04/24

15	Section 2	Increase Limitation of Obligation	04/22/24

16	Section 1 Section 2	Contents and Exhibits – SMD036 Limitation of Obligation	7/30/24

17	Section 1 Section 3	Supersession Contracts Point of Contact	9/11/24

18	Section 1 Section 2-1 Section 2-4 Section 2-6 Section 2-7 Section 2-8
Supersession
Period of Performance
Add 1201 Option in to CLIN 601 (formerly titled 602); Update period of performance in CLIN Table
Increase Funding Limitation of Obligation
Remove 1201 as an option as it has been formally executed Consideration
10/3/24

19	Section 1 Section 2	Exhibits, Supersession Addition of TBI REA and Moog Actuator REA to CLIN 200; Funding Limitation of Obligation, Consideration	11/11/24

20	Section 1 Section 2 Section 3	Exhibit L2, Supersession [***], Increase Funding Limitation of Obligation for CLIN 200 and CLIN 601 Update LM Contracts POC	1/24/25

21	Section 2	[***]	1/30/25

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The subcontract summary shown above is provided for reference only. Official subcontract provisions shall be in accordance with the latest version of the subcontract schedule and exhibits attached hereto.

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This Cost Plus Fixed Fee / Cost Plus Incentive Fee subcontract was entered into as 11 November 2021 by and between Valley Tech Systems, Incorporated organized and existing under the laws of the State of California (hereinafter referred to as "SUBCONTRACTOR" or "SELLER") and LOCKHEED MARTIN CORPORATION (a Maryland corporation) acting through its Lockheed Martin Space (LM Space), with offices in Huntsville, Alabama herein called LOCKHEED MARTIN.
This Amendment Number 20, to Subcontract Number 4105206081 is a conformed amendment to fully restate the subcontract in its entirety. This Amendment Number 20, is issued in support of U.S. Government Prime Contract Number HQ0856-21-C-0001.
As used throughout this Subcontract, the following terms shall have the meaning as follows: “Lockheed Martin Space”, “LM Space”, “Lockheed Martin Space Systems Company”, “LMSSC”, “Lockheed Martin Space Systems Company-Missiles and Space Operations”, “LMSSC-MSO”, “Lockheed Martin Space Systems Company – Astronautics”, “LMSSC-Astronautics”, “Lockheed Martin Space and Strategic Missiles”, “LMSSM” and/or “Lockheed Martin” shall mean “Lockheed Martin Corporation”.
CONTRACTUAL CONTENTS
Section 1.    Content and Exhibits, Order of Precedence
Section 2.    Performance, Priority Assignment, Scope of Work/Delivery, Consideration
Section 3.    Payments, Payment and Invoicing, Acceptance, Contractual Direction
Section 4.    Product Integrity Notification, Terms and Conditions, Alterations and Special Provisions Section 5.    Signatures
THE PARTIES HERETO AGREE AS FOLLOWS:
SECTION 1 – CONTENT AND EXHIBITS, ORDER OF PRECEDENCE
1.    EFFECTIVITY, CONTENT AND EXHIBITS
This Subcontract is effective as of 11 November 2021 and consists of this Agreement and Exhibits A through P as listed below. The Exhibits listed below are attached hereto or available on the Lockheed Martin Supplier Communications system and by their reference are made a part of this Subcontract. Unless otherwise limited in this Subcontract, each document applies in its entirety.
EXHIBIT A.    LOCKHEED MARTIN Flowdown Document SMD036, entitled “Flowdowns for Prime Contract HQ0856-21-C-0001, Next Generation Interceptor (NGI)”, Revision 9, dated 11 June 2024.
EXHIBIT B1.    Negotiated LOCKHEED MARTIN 2019 CORPDOC 4, entitled General Provisions for Cost Reimbursement Subcontracts/Purchase Orders for Non-Commercial Items Under a U.S. Government Prime, Negotiated On 31 August 2022.
EXHIBIT B2.    LOCKHEED MARTIN 2019 CORPDOC 4A, entitled Federal Acquisition Regulation (FAR) and Defense Federal Acquisition Regulation Supplement (DFARS) Flowdown Provisions for Cost Reimbursement and T&M Subcontracts/Purchase Orders for Non-Commercial Items Under a United States DoD Prime Contract, Negotiated On 04 August 2022

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Exhibit C    [***]
Exhibit D    [***]
Exhibit E    [***]
Exhibit F    [***]
Exhibit G    [***]
Exhibit H    [***]
Exhibit I    [***]
EXHIBIT J.    Applicable clauses noted below from LOCKHEED MARTIN Document Number 25302, entitled “Special-Provisions Purchase Order Clauses”, dated 06 June 2022 are incorporated: PT1W, PT2D, PTAD, PTSS, PTD82, PT1V
Exhibit K    [***]
Exhibit L    [***]
2. ORDER OF PRECEDENCE
In the event of any conflict, the controlling document shall be determined by the following order of precedence:
A.    This Agreement and Exhibit N, less Exhibits hereto
B.    The Exhibits hereto in the order listed herein, less Exhibit N
3.    SUPERSESSION
This subcontract constitutes the definitive agreement contemplated by the documents, if any, listed below which are hereby superseded in their entirety. Any action taken in accordance with the authorization contained in such documents, and any costs incurred and allowable thereunder, shall be considered as action taken and costs incurred in the performance of this subcontract:
PO 4105206081 Mod 19
SECTION 2 – PERFORMANCE, PRIORITY ASSIGNMENT, SCOPE
OF WORK/ DELIVERY, CONSIDERATION
1.    PERIOD OF PERFORMANCE
Subject to the provisions set forth herein, Period of Performance shall commence upon 11 November 2021 and extend through 20 December 2028.
2.    PLACE OF PERFORMANCE
All work hereunder shall be performed at Subcontractor’s facility at Folsom, CA 95630, Reno, NV 89502, Lovelock, NV 89419 and other locations as mutually may be agreed upon by LOCKHEED MARTIN and SELLER.
3.    PRIORITY ASSIGNMENT
This subcontract carries the Defense Priorities and Allocations System (DPAS) priority classification of DX-C9.

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4.    SCOPE OF WORK/DELIVERY
The Subcontractor, in the capacity of an independent subcontractor, and not as an agent of LOCKHEED MARTIN, shall, in accordance with the terms and conditions set forth herein, deliver the hardware, perform the tasks, furnish the services and provide support to LOCKHEED MARTIN herein collectively referred to as “Work”, and as more specifically set forth below and elsewhere in this Subcontract, including all referenced documents, specifications and other requirements. All deliverable Work set forth herein shall be delivered in strict accordance with the delivery/completion schedule of this subcontract. Unless otherwise provided, delivery dates shall mean upon delivery to Lockheed Martin designated carrier at VTS facility IAW Appendix C to the Statement of Work dated 02 August 2023 hereof.

DEFINITIZED EFFORT:

PO Line Item	CLIN	Description	Contract Type	Qty/ Unit	Delivery or Completion Date	Unit Price	Line Item Total Price
01	200	AUR Dev including PM through PoP	CPIF	1 LOT	[***]	[***]	[***]
03	*0400	Gov Labs / PSE / STE	CPIF	1 LOT	[***]	[***]	[***]
04	[***]	[***]	-		[***]	$0	$0
		Q codes: QA5, QBRCD
05	**0100	NTE Development and Proposal Prep	CPFF	[***]	[***]	[***]	[***]
07	[***]	[***]	-	[***]	[***]	$0	$0
		Q Codes: QBRCD
08	[***]	[***]	-	[***]	[***],	$0	$0
		Q Codes: QA5, QBRCD
09	[***]	[***]	CPIF	[***]	[***]	[***]	[***]

[***]	[***]	[***]	CPIF	[***]	[***]	$0	$0
[***]					Total Definitive Subcontract Value		[***]
**CLIN 100 was authorized for expenditures on
6/30/2023
[***]

NAICS: North America Industry Classification System

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Line Item(s) Applicable To	NAICS Code	NAICS Industry Description	Company Size	Size Standard in Millions of Dollars	Size Standard in Number of Employees

ALL	336415	Guided Missile & Space Vehicle Prop Unit &Prop Unit Parts Mfg.	Small	0.0	1300
5.    PACKAGING, SHIPMENT, AND DELIVERY
A.    Subcontractor shall package all items for delivery in accordance with (the following): Exhibit J
If not defined, best commercial practice shall apply to all products. The general terms “best commercial practice” or “contractor’s best practices” are to be implemented in accordance with American Society for Testing and Material (ASTM) D3951, Standard Practice for Commercial Packaging. The National Aerospace Standard (NAS) 850, General Packaging Standard, may be used in conjunction with ASTM D3951.
Subcontractor shall identify each shipping container with the number of this subcontract and each shipping container shall be numbered to indicate the total number of containers being shipped, e.g., 1 of 3, 2 of 3, etc.
B.    Subcontractor shall prepare a packing list which shall be affixed to the first container, and which shall show: 1) Bill of Lading or Air Bill Number 2) The number of this subcontract 3) List of items being shipped 4) Part number(s) 5) Total number of containers.
C.    Subcontractor shall ship in accordance with the following:
1)    Ship To:
Lockheed Martin Space
200 Lockheed Martin Way
Courtland, AL 35618
2)    Ship F.O.B.: Origin
Shipping on all 150+ pound orders by surface truck will be initiated through Allyn International (https://ala.allynintl.com/). For all other orders, please review account numbers and business import/export contacts at https://procure.external.lmco.com/irj/portal/LMRoutingGuides by logging into Exostar > LMP2P > LM Routing Guides link on left.** **Routing guides are updated regularly and subject to change.
3)    If the FOB point specified above is other than destination, routing via FedEx is required. If FOB point is destination, said routing is recommended.
4)    When the items being shipped are Government-Owned Property or when the FOB point is other than destination, (i) Subcontractor shall not insure such shipments and (ii) Subcontractor shall not declare any value on such shipments except when the transportation rate is predicated thereon. If a declaration of value is necessary, it shall be made in an amount which will result in the lowest transportation charges.

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5) If the FOB point where risk of loss passes to the buyer is other than destination, shipments shall be forwarded "Freight Collect" (Origin / Collect) to all Lockheed Martin facilities unless otherwise specified in the “Alterations and Special Provisions” clause of this Subcontract. Shipping shall be coordinated with the scheduled installation date(s) identified in the “Alterations and Special Provisions” clause of this Subcontract. 6) Special instructions, if any, are specified in the “Alterations and Special Provisions" clause of this Subcontract.
D.    Excess transportation costs resulting from Subcontractor's failure to comply with the foregoing requirements or other shipping instructions shall be disallowed, or if paid by Lockheed Martin, shall be debited back to Subcontractor.
6.    FUNDING AND LIMITIATION OF LIABILITY
The funds currently available and allotted to this subcontract including termination liability, and the limit of Lockheed Martin's obligation hereunder unless and until such funding is increased to amendment hereto, [***] If this amount is less than the total sum agreed upon by the parties hereto for complete performance hereunder, it is anticipated that additional funds will be allotted from time to time up to such total.

CLIN	Funding Limitation
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
The SUBCONTRACTOR shall notify LOCKHEED MARTIN in writing at least thirty (30) calendar days prior to the date when the SUBCONTRACTOR reasonably believes that the total amount payable by LOCKHEED MARTIN, including any costs and amounts payable pursuant to the Termination for Convenience clause of this Subcontract (in the event of a termination), exceed eighty-five percent (85%) of the total amount allotted to the applicable line item. The SUBCONTRACTOR’S notice shall state the estimated date when such point will be reached, and the estimated amount of additional funds required to timely continue performance of the applicable line item.
7.    OPTION
LOCKHEED MARTIN reserves the unilateral right to exercise the Options identified herein at the price stated for each of the Options. Lockheed Martin shall exercise these Options by written

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notice to Seller at any time up to and including the Option exercise date. Lockheed Martin shall not be liable to Seller in any manner in the event Options are not exercised.

Option Line Item	Option Description	Contract Type	Qty/Unit	Option Exercise Date	Option Price
[***]	[***]	CPIF	[***]	[***]	[***]
[***]	[***]	CPIF	[***]	[***]	[***]
				TOTAL PRICE	[***]
*Lockheed Martin will provide SELLER with a minimum of 60-day notice prior to exercising options listed in this table.
8.    CONSIDERATION – CLINs 0100, 0200, 0400, and 601
Negotiated Estimated Cost and Fee
In consideration for the Work performed, the SUBCONTRACTOR shall be reimbursed by LOCKHEED MARTIN for actual allowable costs incurred in accordance with the terms of the Subcontract and shall be paid a fee for such performance in accordance with the provisions herein set forth. Subject to the provisions of CORPDOC 4A, FAR 52.232-20 “Limitation of Cost”, FAR 52.232-22 “Limitation of Funds”, FAR 52.216-7 “Allowable Cost and Payment”, and FAR 52.216-10 “Incentive Fee” clauses, the following are the negotiated cost and fees payable hereunder:
The Estimated Cost of this Subcontract is [***], exclusive of fee.
The Target Cost of this Subcontract is [***], exclusive of fee.
The Target Fee of this Subcontract is [***].
The Maximum Fee of this Subcontract is [***]
The Minimum Fee of this Subcontract is [***].
CAS 414 – The cost of money for this Subcontract [***]
The Target Price of this Subcontract inclusive of Incentive fee is [***]
The Maximum Price of this Subcontract inclusive of Incentive and CLIN 100 (CPFF) is [***]
Cost Adjustment Changes in the estimated cost made as set forth under CORPDOC 4A, FAR 52.232-22 “Limitation of Funds”, shall not necessarily alter the target cost.
Actual travel expenses (in accordance with the Federal Travel Regulations) shall be payable in accordance with the “Travel Costs” clause of the applicable CORPDOC.
Payment of Fee
Within five (5) calendar days after delivery and final acceptance (at Seller facility) of all items to be delivered hereunder, the total of the allowable costs shall be determined in accordance with

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the terms of this Subcontract and the total fee payable hereunder shall be determined by adjustment of the cost incentive fee as follows:
If the total allowable cost is equal to Target Cost, the final fee shall be the Target Fee plus Incentive Fee earned.
[***]
If the total allowable costs are greater than the Target Cost, the incentive fee cost share portion payable will be zero. This formula shall operate to the point the fee payable reaches minimum fee amount specified above. Notwithstanding the above, in no event shall the minimum fees on this Subcontract be less than the minimum fee amount specified above.
[***]
Payment of target fee shall be based on cost incurred and will be billed on a bi-monthly basis.
SECTION 3 – PAYMENTS, PAYMENT AND INVOICING, ACCEPTANCE, CONTRACTUAL DIRECTION
1.    PAYMENTS
No payments will be made to Subcontractor until the Subcontractor has executed unconditionally this definitive subcontract and a copy has been received by Lockheed Martin. To the extent that payment is authorized by any document listed under the clause hereof entitled "Supersession", said authorization shall remain in effect and payment, within the funding limitations thereof, will continue until a copy of this subcontract, executed by Subcontractor, is received by Lockheed Martin.
2.    PAYMENT AND INVOICING
A.    Subcontractor shall be paid for performance hereunder, upon submission of proper invoices or vouchers, the price stipulated herein for supplies delivered and accepted or services rendered and accepted, less applicable deductions, if any. Unless otherwise specified, payment will be made on a Net 15 days basis upon delivery of any portion of the work delivered or rendered for which a price is separately stated in this subcontract. Bi-monthly billing is permitted for this subcontract.
B.    The Subcontractor shall invoice Lockheed Martin and the invoice shall contain the following information: this Subcontract number, line item, description of articles, quantities, unit prices, and extended totals. Each invoice submitted by Subcontractor hereunder shall bear the following certification signed by an officer or other authorized representative:
"I certify that the payment herein requested is just and correct, and that payment of the sum herein specified has not been received. This certification is made with the understanding that any sum paid hereunder will become the basis for reimbursement to Lockheed Martin by the United States Government.
I further certify that any goods covered by this invoice were produced in compliance with all applicable requirements of the Fair Labor Standards Act (29 USC 206, 207, and 212), as

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amended, and of regulations and orders of the United States Department of Labor issued under such Act."
C.    Indication of any assignment of claim and of any further assignment thereof together with the name(s) of such assignee(s) shall be made on all vouchers or invoices submitted.
D.    The invoices shall be submitted for approval to the following:
Via DCI eInvoicing Application:
Available on LM Procure-to-Pay Portal at http://www.myexostar.com
3.    ACCEPTANCE
A.    Unless otherwise specified in this subcontract, final acceptance of Hardware and related documentation by Lockheed Martin will be upon completion of Hardware Acceptance Review Approval or Pre-ship Approval and title will transfer at point of ORIGIN upon delivery to Lockheed Martin designated carrier. VTS reserves the right to ship from a VTS subcontractor facility as appropriate with advance notification from the supplier.
B.    If Source Acceptance is a provision of this subcontract, inspection and/or verification for acceptance may include review and verification of evidence of satisfactory completion of applicable tests, or actual witnessing of tests, as well as verification of compliance with design requirements, documentation requirements, and other contractual requirements.
C.    Lockheed Martin and/or Government witnessing of, participation in, approval of in-process tests or final acceptance tests, or notations entered upon Subcontractor's manufacturing, testing, or shipping documents shall constitute final acceptance, nor shall such witnessing, participation, or approval in any way affect the Subcontractor's total responsibility for quality and reliability of the product and for meeting all the requirements of this subcontract. In the event Subcontractor delivers supplies not conforming to the specifications of this subcontract, Lockheed Martin shall have and may exercise such rights and remedies as provided by this subcontract and applicable law. Handling and processing of Nonconformances shall be in accordance with VTS process and procedures.
4.    CONTRACTUAL DIRECTION
Contractual direction, including any changes, alterations, or modifications to this Subcontract, must be made in writing by the designated LOCKHEED MARTIN Procurement Representative. Unauthorized changes, alterations or modifications to this Subcontract will not be considered for equitable adjustment. Changes to this Subcontract or its scope shall not be made without the express written authorization of the designated LOCKHEED MARTIN Procurement Representative.
The designated LOCKHEED MARTIN Procurement Representative for this subcontract is:
LOCKHEED MARTIN
Attn..: Damein Green
Damein.T.Green@lmco.com
The designated SUBCONTRACTOR Representative for this subcontract is:
Valley Tech Systems
Attn.: Lin Wong
lin.wong@vtsi.com
916-790-5746

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The designated LOCKHEED MARTIN Technical Representative for this subcontract is:
LOCKHEED MARTIN
Attn.: Anissa Netherland
anissa.e.netherland@lmco.com
303-932-5021
Any technical and/or managerial exchange of information or advice shall not be construed as a change to any requirement and/or provision of this Subcontract unless the change is expressly directed by LOCKHEED MARTIN’s Procurement Representative in writing pursuant to the Changes clause of this Subcontract or by bilateral written agreement between the designated representatives of this Subcontract.
SECTION 4 – PRODUCT INTEGRITY NOTIFICATION, TERMS AND CONDITIONS, ALTERATIONS AND
SPECIAL PROVISIONS
1.    PRODUCT INTEGRITY NOTIFICATION
If your company has previously submitted products that you have found to be non-compliant and may affect Mission Success due to contamination, foreign object damage, GIDEP alerts, subsequent test failures, etc., please contact your Subcontracts Administrator / Buyer listed on the corresponding Subcontract or Purchase Order and email them a notification memo referencing the subcontract number and a detailed description of the anomaly.
2.    TERMS AND CONDITIONS
The TERMS and CONDITIONS which apply to this subcontract are as set forth in the Exhibits in the “Content and Exhibits” clause. Additions, deletions and/or changes, if any, to such TERMS and CONDITIONS are as set forth in the "Alterations and Special Provisions" clause of this Agreement or in a modified version of the Exhibited document.
3.    ALTERATIONS AND SPECIAL PROVISIONS
A.    Alterations to the Terms and Conditions – See Exhibits A, B1, and B2 and N.
B.    Special Provisions
1.    CHANGES - “NOT-TO-EXCEED” SUBMITTAL
Prior to the issuance of a change order under this Subcontract, LOCKHEED MARTIN may solicit from the SUBCONTRACTOR written agreement as to the maximum (in the case of an increase) adjustments to be made in the price and/or in the delivery schedule (or time of performance), by reason of the change. LOCKHEED MARTIN may also solicit such agreement on limitations on the adjustments to any other provisions of the Subcontract which may be subject to equitable adjustment by reason of the change. The SUBCONTRACTOR shall promptly submit a "not-to-exceed" amount or maximum schedule adjustment when so requested by LOCKHEED MARTIN.
Any such written bilateral agreement shall then be cited in the change order and upon its issuance shall be deemed to become part of the Subcontract. In no event shall the definitive equitable adjustment exceed the maximum price and/or delivery schedule (or time of performance) adjustments so established, nor otherwise be inconsistent with other adjustment limitations so established. Except with respect to such limitations, nothing contained herein shall affect the right of the Parties to an equitable adjustment by reason of the change, pursuant to this clause.

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Any technical and/or managerial exchange of information or advice shall not be construed as a change to any requirement and/or provision of this Subcontract unless the change is expressly directed by LOCKHEED MARTIN’s Procurement Representative in writing pursuant to the Changes clause of this Subcontract or by bilateral written agreement between the designated representatives of this Subcontract.
2.    LOCKHEED MARTIN-OWNED PROPERTY FURNISHED TO SUBCONTRACTOR
A.    Lockheed Martin Furnished Property as defined herein and identified in an Exhibit to this subcontract is being provided for use under this subcontract. Lockheed Martin Furnished Property means any material, equipment, special tooling, special test equipment, real property, intellectual property, and software owned by Lockheed Martin and provided to Subcontractor for use under this subcontract. Lockheed Martin-furnished property will not be used under any other subcontract without prior written permission from Lockheed Martin.
B.    In the event Lockheed Martin Furnished Property is provided under this contract and after Lockheed Martin determines the amount of the adjustment hereinafter described, Subcontractor is authorized to use other (furnished subsequent to the effective date of this subcontract) Lockheed Martin Furnished Property; provided, however, that (i) under a firm fixed price subcontract, Lockheed Martin shall receive the benefit of any reduction in the cost of performing this subcontract; or (ii) under a fixed price incentive subcontract, there shall be deducted from the target cost of this subcontract, for purposes of computing the incentive profit, an amount equal to the estimated cost savings resulting from the use of such other Lockheed Martin Furnished Property. The foregoing principles shall be utilized in the adjustment of the price of those lower tier subcontracts the performance of which involves the use of such other Lockheed Martin Furnished Property.
C.    Seller shall maintain the official property records as required under paragraph A. above and shall conduct a physical inventory of special tooling and special test equipment at least annually, unless prescribed otherwise in Seller's established procedures, or upon completion of this order, whichever occurs first. Upon completion of such inventory, Seller shall provide Buyer, within a reasonable time, a report containing (1) the number of items and dollar value accountable under this order; and (2) a list of discrepancies including identification and dollar value of each discrepant item accountable under this order.
3.    ADDITIONAL INSURANCE REQUIREMENTS FOR RADIOACTIVE, HAZARDOUS, AND ORDNANCE
MATERIALS TRANSPORTATION AND DISPOSAL PROCUREMENT
If additional insurance is required per the following radioactive, hazardous, and ordnance materials Insurance addendum: LOCKHEED MARTIN requires SELLER, during the progress of the WORK, to also maintain insurance as described below with insurers having an A.M. best rating of A-, VII or better.
• Transportation of Hazardous Materials Insurance
If hazardous materials are being transported or disposed under this subcontract the SELLER (or its sub-tier suppliers) shall carry a minimum insurance limit of five million dollars ($5,000,000) for auto liability with appropriate MCS 90 filing per the Department of Transportation (DOT) requirements. A Request for Equitable Adjustment (REA) is allowed per the Changes clause if the SELLER or SELLER’s sub-tier suppliers do not already have the appropriate insurance (Hazmat transportation companies should already have the appropriate insurance minimums).

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4.    Anticipatory Cost
Costs incurred in an amount not to exceed Thirty-Two Thousand, Five Hundred Dollars subsequent to 05 November 2021, and prior to the date of this subcontract for the performance of effort required hereunder will be recognized as allowable costs to the same extent as such costs would be allowable incurred subsequent to the effective date of this subcontract.
5.    Termination for Convenience Limitation
Lockheed Martin may terminate this subcontract either (i) for the convenience of Lockheed Martin if LOCKHEED MARTIN’s customer no longer requires LOCKHEED MARTIN to provide the Work being acquired under this subcontract, either due to a termination or change in scope or requirements to the Prime Contract, or (ii) for default of or, in accordance with the provisions of the applicable Termination or Default clause of the TERMS AND CONDITIONS.
6.    Parts, Materials, and Processes Control Plan Clarifications
a.    For entities that have Design Authority for their respective configuration, Parts and Process apply
b.    Special Processes as defined by Lockheed Martin must be performed at Lockheed Martin approved facilities. PMPCPs are not required by Lockheed Martin approved suppliers performing those special processes unless they have design authority.
c.    PMPCP approvals are effective and applicable only to CDR and post CDR pedigree assemblies. Non flight engineering approvals are not required, unless required for some other requirement.
7.    GOVERNMENT-OWNED PROPERTY FURNISHED TO SUBCONTRACTOR
A.    Government Furnished Property (GFP) and Government Property (GP), as defined in FAR 52.245-1, and identified in an Exhibit to this subcontract will be provided to Subcontractor for use under this subcontract and no other contract without prior written permission from Lockheed Martin. The clause at FAR 52.245-1, Government Property, is incorporated herein by reference. Both GFP and GP provided to Subcontractor will be identified in an Exhibit to this subcontract. During performance of this subcontract, Seller shall provide to the Lockheed Martin Procurement Representative, biannually, and no later than month-end March and month-end September, a current listing of all GFP and GP provided to Seller for use in performance of this subcontract. Listing will include:
•    Property Name and Description
•    Part Number
•    Quantity
•    Date Received
•    Date Returned to Lockheed Martin
B.    Upon receipt by Lockheed Martin from the Administrative Contracting Officer of his/her approval to use, and his/her agreement as to the amount of the adjustment hereinafter described, Subcontractor is authorized to use other GFP or GP (furnished subsequent to the effective date of this contract); provided, however, that (i) under a firm fixed price

LOCKHEED MARTIN CORPORATION Lockheed Martin Space	US Government Programs DefGovt 01-2020

Lockheed Martin Proprietary Information

Lockheed Martin Proprietary Information
subcontract, Lockheed Martin on behalf of the Government shall receive the benefit of any reduction in the cost of performing this subcontract; or (ii) under a fixed price incentive subcontract, there shall be deducted from the target cost of this subcontract, for purposes of computing the incentive profit, an amount equal to the estimated cost savings resulting from the use of such other GFP or GP. The resultant adjustment specified in this paragraph with respect to the authorization to use such GFP or GP shall not apply to replacement of Government property, when required (i) by normal replacement or repair practices, or (ii) by any generally applied modernization program. The foregoing principles shall be utilized in the adjustment of the price of those lower tier subcontracts the performance of which involves the use of such other GFP or GP.
C.    Seller shall comply with provisions of "Support Government Property Administration" (FAR 45.5) as in effect on the date of this order, which provisions are hereby incorporated by reference and made part of this order and are modified by paragraph D. below.
D.    Seller shall maintain the official property records as required under paragraph A. above and shall conduct a physical inventory of special tooling and special test equipment at least annually, unless prescribed otherwise in Seller's established procedures, or upon completion of this order, whichever occurs first. Upon completion of such inventory, Seller shall provide Buyer, within a reasonable time, a report containing (1) the number of items and dollar value accountable under this order; and (2) a list of discrepancies including identification and dollar value of each discrepant item accountable under this order.
SECTION 5 – SIGNATURES
1.    ELECTRONIC SIGNATURES
This Subcontract may be executed in counterparts. The Parties further agree that an electronic signature shall be treated as if it were an original signature and neither Party shall contest the validity of this Subcontract based on the use of electronic signatures.
Additional or different terms or conditions proposed by Subcontractor, or included in Subcontractor's execution hereof, shall be void and of no effect unless accepted in writing by Lockheed Martin.

LOCKHEED MARTIN CORPORATION Lockheed Martin Space	US Government Programs DefGovt 01-2020

Lockheed Martin Proprietary Information

Lockheed Martin Proprietary Information
IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 20 to Subcontract No. 4105206081 as of the day and year of the last signature affixed below.

Valley Tech Systems, Inc.		LOCKHEED MARTIN CORPORATION Lockheed Martin Space

BY	Lin Wong	BY	Damein Green

TITLE: Sr.Contracts Administrator		TITLE: Sr. Subcontracts Administrator

DATE	31 January 2025	DATE

LOCKHEED MARTIN CORPORATION Lockheed Martin Space	US Government Programs DefGovt 01-2020

Lockheed Martin Proprietary Information

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Where necessary, to identify the applicable parties under the following clauses, “Contractor” shall mean “Seller,” “Contracting Officer” shall mean “Lockheed Martin Procurement Representative,” “Contract” means this subcontract and “Government” means “Lockheed Martin.” However, the words “Government” and “Contracting Officer” do not change: (1) when a right, act, authorization or obligation can be granted or performed only by the Government or the Prime Contract Contracting Officer or duly authorized representative, including but not limited to (i) audit rights to Seller’s proprietary business records or (ii) any indemnification or limitation of liability obligation, which obligation shall remain with the Government; (2) when title to property is to be transferred directly to the Government, and (3) when the Government is granted ownership or other rights to Seller’s intellectual property or technical data.
Full Text Clauses
Section D Clauses -- Packaging and Marking:
D-01    PACKAGING AND MARKING OF TECHNICAL DATA (Apr 2009) (Applicable for all purchase orders/subcontracts involving the shipment of data and documentation.)
Technical data items shall be preserved, packaged, packed, and marked in accordance with the best commercial practices to meet the packaging requirements of the carrier and insure safe delivery at destination. Classified reports, data and documentation shall be prepared for shipment in accordance with the current National Industrial Security Program Operating Manual (NISPOM), DOD 5220.22-M.
D-02    PACKAGING AND MARKING OF HARDWARE ITEMS (Apr 2009) (Applicable for all purchase orders/subcontracts involving the shipment of any hardware.)
a. The contractor shall utilize best commercial practices for the preservation, packaging, marking and labeling of any hardware delivered under this contract to insure safe delivery at final destination. However, the contractor should also note the requirements of DFARS 252.211-7003, Item Identification and Valuation, if applicable.
b. Packaging and marking of hazardous materials shall comply with Title 49 of the Code of Federal Regulation and the International Maritime Dangerous Goods Code.
Section G Clauses – Contract Administration Data:
G-02    PATENT INFORMATION (Mar 2021) (Applicable if (1) Seller is not small business or nonprofit organization subject to FAR 52.227-11, and (2) the purchase order/subcontract is for experimental, developmental, or research work.)
Patent information, in accordance with DFARS 252.227-7038, Patent Rights – Ownership by the Contractor (Large Business), shall be forwarded to:
Missile Defense Agency, Contracts Directorate
ATTN: Brian Stora

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Building 5222 Martin Road
Redstone Arsenal, AL 35898
Email: brian.stora@mda.mil (Insert PCO email listed in Clause G-01)
G-13    NOTICE OF THE GOVERNMENT'S USE OF OUTSIDE CONTRACTORS TO REVIEW SUBMITTED INVOICES, PAYMENT REQUESTS, AND MATERIAL INSPECTION AND RECEIVING REPORTS (May 2009) (Applicable for all purchase orders/subcontracts.)
The Government may utilize support contractors to assist the Government in the review and evaluation of the offeror's invoices, payment requests, material inspection and receiving reports, and similar requests for payment or evidence of delivery. These contractors will be provided access to these and other records which may contain the proprietary information of the offeror, to include awarded contracts, to support Government officials in reviewing and reconciling invoices, payment records, and the Government's financial and budgetary records, and in facilitating the timely payment of submitted invoices.
The support contractors are prohibited from obtaining proprietary information to which their employees will have access in the performance of their responsibilities and are required to promptly notify the contracting officer of any breach of their employees' non-disclosure obligations. Each of the contractor employees has also been required to execute a non-disclosure agreement which acknowledges their responsibilities to only use proprietary information in performance of the above tasks and for no other reason; that they will not share proprietary information with their employers; that they will not use such information for personal or other benefit; and that they will promptly notify their employers of any breaches of their responsibilities.
Unless the offeror specifically objects in writing, the offeror agrees, by the submission of a proposal, to allow the Government's support contractors to have access to the offeror's proprietary information for the purposes described above.
Section H Clauses -- Special Contract Requirements
H-NGI-01    DATA DELIVERED OR OTHERWISE FURNISHED BY THE CONTRACTOR (Jan 2020) (Applicable for all purchase orders/subcontracts for data delivered, or otherwise furnished to the Government.)
a. Data delivered, or otherwise furnished to the Government, including to the Integrated Digital Environment (IDE) shall be marked (with the applicable exception noted) and technical data, computer software, and computer software documentation shall be marked with the correct legends in accordance with DFARS 252.227-7013 and 252.227-7014; note that―proprietary is a non-conforming marking. Limited or Restricted rights technical data or computer software or computer software documentation as specified in DFARS 252.227-7013 and 252.227-7014 shall NOT be delivered or otherwise furnished by the contractor under or in conjunction with this contract without prior approval of the Contracting Officer or the Contracting Officer‘s Representative. The Contractor shall ensure that quality control procedures are in place to validate accuracy of electronically transmitted data or data otherwise furnished to the Government.
b. Contract Data Requirements List (CDRL) deliverables include CDRL items referenced in the SOW, Section J, and as defined in Attachment 1 to this contract. The Contractor shall officially deliver

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unclassified CDRL data electronically to the designed GMD CDRL tool, MDA Enterprise CDRLvue, accessible from a link on the GM Homepage of the MDA Knowledge Online (MKO) unclassified Portal for the Missile Defense Agency (MDA) as instructed in the respective CDRL. Unclassified CDRL data may also be required to be delivered to additional addresses, as specified in Block 16 of the DD Form 1423. If electronic delivery to the Government via the CDRL tool is not possible, the Contractor shall deliver the CDRL data to the Government via encrypted email or other physical media (e.g., CD or DVD). In addition, CDRLs and other unclassified correspondence related to this contract shall be posted to the IDE. However, unclassified CDRL data shall not be posted to the IDE until acknowledgement of receipt has been received for those CDRLs requiring Government approval.
c. The Contractor shall deliver classified CDRL data IAW the DD254 and DoD 5220.22M and DoDI 5200.48. Additionally, CDRLs and other classified correspondence related to this contract shall be posted to the IDE. However, classified CDRL data shall not be posted to the IDE until acknowledgement of receipt has been received for those CDRLs requiring Government approval.
d. All data transmitted to the Government shall be of sufficient quality that the Government is able to read the data both online and in printed form. If the Government receives a document that has quality/readability issues, the Contractor shall, upon verbal approval by the PCO or a COR/COTR, deliver compact discs and hardcopies of the document as required and IAW with this clause. The Contractor shall work efficiently and effectively to correct any and all quality issues.
e. Data shall be delivered or otherwise furnished to the Government virus-free and in a manipulative/editable format, including Microsoft Word, Excel, PowerPoint, Project and/or Access. Adobe (.pdf files), picture files, and other electronic image media are acceptable only if allowed in Block 16 of the DD Form 1423 for a given data item. For example, narrative portions shall be delivered in Microsoft Word; pricing data in Microsoft Excel; and graphics in Microsoft PowerPoint. If files contain links, the links must be intact and maintained throughout all revisions. Documents with embedded data that are not related to Contractor performance reports, contract funds status reports, cost data summary reports, or functional cost-hour reports shall not contain Contractor pricing information within the embedded data. Nor shall embedded data to unclassified documents be classified information.
This limitation shall flow down to subcontractors.
H-NGI-02    FEE LIMITATIONS (Jan 2020)
This clause shall apply to all contract changes after award.
a. Fee is negotiated on an individual basis based upon the level of risk the Contractor will incur during the performance of the effort. The fee shall not exceed the maximum amounts as specified in Section B of this contract.
b. No Fee on Travel, Other Direct Costs, or Commercial Items. The Contractor is not entitled to fee on any travel, other direct costs (ODCs), or commercial items as defined in FAR 2.101. Examples of ODCs include, but are not limited to: renewable licenses, leases, royalties, and contractor-acquired property defined as equipment per FAR 45.101.
c. No Fee/Profit on Subcontractor Fee. The Contractor is not entitled to fee on subcontractor fee.

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d. Limited fee on Proposal Preparation costs (CLINs 0100/1100) The Contractor shall not exceed 3% / 3% base fee. and 8% / 11% Max Award Fee on Proposal Preparation costs.
H-NGI-04    TEST SCHEDULE ADJUSTMENTS (Jan 2020)
Adjustments made to contract price due to a change in the ground and/or flight and/or other test schedule will be accomplished as set forth below:
A change to the test schedule means the movement of a test from one test window to the next. A test window is defined as a period of time 90 days before or after the test date as it appears in the Integrated Test Plan (ITP) or a Target of Opportunity published schedule. The movement of a test within a test window will not be grounds for an adjustment to the contract estimated cost and fee. Test schedule changes outside of the original test window caused by the Contractor or the Government may result in a downward or upward adjustment to the contract estimated cost and fee. A change that is beyond the control and without the fault or negligence of the either party will not result in an adjustment to the contract estimated cost and fee.
H-NGI-05    PROPERTY NECESSARY TO PERFORM THE CONTRACT (Jan 2020)
(a) The contract target/estimated costs reflect the contractor’s provision of all property necessary to perform under the contract. In the event that such Government property becomes available for use by the contractor to perform under the contract, cost will be subject to, at the PCO’s discretion, a unilateral downward adjustment. Such an adjustment will be based on the proposed cost of the contractor provisioning the property less actual costs incurred as a direct charge to the Contract. An adjustment modification will be issued to reflect the PCO’s determination to adjust the contract cost.
(b) Contractor disagreements with a determination made by the Government pursuant to this clause shall be a dispute under the Disputes clause. However, nothing in this clause nor any Government determination made in conjunction with this clause shall excuse the Contractor from proceeding with its duties under the instant contract.
H-NGI-06    CONTRACTOR ACCOUNTABILITY FOR QUALITY (Jan 2020)
(APPLICABLE TO ALL NGI AURs delivered under this contract.)
(a) Definitions. As used in this clause--
“Command media,” as used in this clause, includes the Contractor’s specifications, engineering drawings, test procedures, and other documentation generated to comply with Statement of Work (SOW) requirements ensuring repeatability in the products produced and services provided.
“Nonconformance” as used in this clause means a condition of any hardware, software, material, or service/workmanship in which one or more characteristics do not conform to requirements.
"Quality escape," as used in this clause, means the Contractor, or any of its subcontractors:
(1) Failed to detect a nonconformance or failed to follow command media; and

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(2) Said nonconformance or failure to follow command media could adversely affect the performance of a component, subsystem or system; and
(3) Requires an action by the Government or Contractor to bring said item back to compliance with applicable specification requirements.
(b) The rights and remedies afforded the Government and Contractor under this clause are in addition to any other provision of this contract.
(c) The Contracting Officer may make an equitable reduction in any NGI delivery performance incentive fee previously paid under the contract, or payable in the current fiscal year, if at any time during the term of this contract, including pre-acceptance or post-acceptance of any item or service required to be delivered or performed under this contract, the Contracting Officer reasonably determines that:
(1) A quality escape occurred; and
(2) The quality escape was caused solely by Contractor, or any of its subcontractors; and
(3) Resulted in substantial harm to the Government.
The Contracting Officer will notify the Contractor within 30 days of determining a quality escape occurred for which an equitable reduction may result.
(d) The Contracting Officer will consider cost, schedule and performance impacts of the quality escape as well as any recovery and mitigation efforts by the Contractor and/or subcontractor that are taken to reduce the impacts of the quality escape, in deciding whether to make such a reduction. Failure to agree to the reduction in performance incentive fee shall be a dispute under the Disputes Clause of the Contract.
H-06    INSURANCE (Apr 2009) (Applicable for all purchase orders/subcontracts.)
In accordance with FAR Part 28.307-2, the Contractor shall maintain the types of insurance and coverage listed below:

TYPES OF INSURANCE	MINIMUM AMOUNT

Workmen's Compensation and all occupational disease Employer's Liability including all occupational disease when not covered by Workmen's Compensation above	As required by Federal and State law $100,000 per accident

General Liability (Comprehensive) Bodily Injury	$500,000 per occurrence

Automobile Liability (Comprehensive)
Bodily Injury per person	$200,000
Bodily Injury per accident	$500,000
Property Damage per accident	$ 20,000

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H-08    PUBLIC RELEASE OF INFORMATION (Mar 2020) (Applicable for all purchase orders/ subcontracts. All references to communications and data submittals to the PCO shall be through the Lockheed Martin Procurement Representative.)
a. In addition to the requirements of National Industrial Security Program Operations Manual (DoD 5220.22-M), all foreign and domestic contractor(s) and its subcontractors are required to comply with the following:
1) Any official MDA information/materials that a contractor/subcontractor intends to release to the public that pertains to any work under performance of this contract, the Missile Defense Agency (MDA) will perform a prepublication review prior to authorizing any release of information/materials.
2) At a minimum, these information/materials may be technical papers, presentations, articles for publication, key messages, talking points, speeches, and social media or digital media, such as press releases, photographs, fact sheets, advertising, posters, videos, etc.
b. Subcontractor public information/materials must be submitted for approval through the prime contractor to MDA.
c. Upon request to the MDA Procuring Contracting Officer (PCO), contractors shall be provided the “Request for Industry Media Engagement” form (or any superseding MDA form).
d. At least 45 calendar days prior to the desired release date, the contractor must submit the required form and information/materials to be reviewed for public release to MDAPressOperations@mda.mil, and simultaneously provide courtesy copy to the appropriate PCO. (Additional distribution emails can be added by the Program Office to ensure proper internal coordination and tracking of PR requests.)
e. All information/materials submitted for MDA review must be an exact copy of the intended item(s) to be released, must be of high quality and are free of tracked changes and/or comments. Photographs must have captions, and videos must have the intended narration included. All items must be marked with the applicable month, day, and year.
f. No documents or media shall be publicly released by the Contractor without MDA Public Release approval.
g. Once information has been cleared for public release, it resides in the public domain and must always be used in its originally cleared context and format. Information previously cleared for public release but containing new, modified or further developed information must be re-submitted
H-09    ORGANIZATIONAL CONFLICT OF INTEREST (Apr 2020) (Applicable for all purchase orders/ subcontracts.)
a. Purpose: The purpose of this clause is to ensure that:
(1) the Contractor is rendering impartial assistance and advice to the Government at all times under this contract and related Government contracts;

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(2) the Contractor’s objectivity in performing work under this contract or related Government contracts is not impaired; and
(3) the Contractor does not obtain an unfair competitive advantage by virtue of its access to non-public Government information, or by virtue of its access to proprietary information belonging to others.
b. Scope: The Organizational Conflict of Interest (OCI) rules, procedures and responsibilities described in FAR 9.5 “Organizational and Consultant Conflicts of Interest”, FAR 3.101-1 “Standards of Conduct – General, DFARS 209.5 “Organizational and Consultant Conflicts of Interest,” and in this clause are applicable to the prime Contractor (including any affiliates and successors-in-interest), as well as any co-sponsor, joint-venture partner, consultant, subcontractor or other entity participating in the performance of this contract. The Contractor shall flow this clause down to all subcontracts, consulting agreements, teaming agreements, or other such arrangements which have OCI concerns, while modifying the terms "contract", "Contractor", and "Contracting Officer" as appropriate to preserve the Government's rights.
c. Access to and Use of Nonpublic Information: If in performance of this contract the contractor obtains access to nonpublic information such as plans, policies, reports, studies, financial plans, or data which has not been released or otherwise made available to the public, the Contractor agrees it shall not use such information for any private purpose or release such information without prior written approval from the Contracting Officer.
d. Access to and Protection of Proprietary Information: The Contractor agrees to exercise due diligence to protect proprietary information from misuse or unauthorized disclosure in accordance with FAR 9.505-4. The Contractor may be requested to enter into a written non-disclosure agreement with a third party asserting proprietary restrictions, if required in the performance of the contract.
e. In accordance with FAR 3.101-1, the Contractor shall also take all appropriate measures to prevent the existence of conflicting roles that might bias the Contractor’s judgement, give the Contractor an unfair competitive advantage, and deprive MDA of objective advice or assistance that can result from hiring former Government employees. (See Health Net Fed. Svcs, B-401652.3).
f. Restrictions on Participating in Other Government Contract Efforts. NONE
g. OCI Disclosures: The Contractor shall disclose to the Contracting Officer all facts relevant to the existence of an actual or potential OCI, using an OCI Analysis/Disclosure Form which the Contracting Officer will provide upon request. This disclosure shall include a description of the action the Contractor has taken or plans to take to avoid, neutralize or mitigate the OCI.
h. Remedies and Waiver:
(1) If the contractor fails to comply with any requirements of FAR 9.5, FAR 3.101-1, DFARS 209.5, or this clause, the Government may terminate this contract for default, disqualify the Contractor from subsequent related contractual efforts if necessary to neutralize a resulting organizational conflict of interest, and/or pursue other remedies permitted by law or this contract. If the Contractor discovers and promptly reports an actual or potential OCI subsequent to contract award, the Contracting Officer may terminate this contract for convenience if such termination is deemed to be in the best interest of the Government, or take other appropriate actions.

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(2) The parties recognize that the requirements of this clause may continue to impact the contractor after contract performance is completed, and that it is impossible to foresee all future impacts. Accordingly, the Contractor may at any time seek an OCI waiver from the Director, MDA by submitting a written waiver request to the Contracting Officer. Any such request shall include a full description of the OCI and detailed rationale for the OCI waiver.
H-10    ENABLING CLAUSE FOR BMD INTERFACE SUPPORT (Apr 2009) (Applicable for all purchase orders/subcontracts.)
a. It is anticipated that, during the performance of this contract, the Contractor will be required to support Technical Interface/Integration Meetings (TIMS) with other Ballistic Missile Defense (BMD) Contractors and other Government agencies. Appropriate organizational conflicts of interest clauses and additional costs, if any, will be negotiated as needed to protect the rights of the Contractor and the Government.
b. Interface support deals with activities associated with the integration of the requirements of this contract into BMD system plans and the support of key Missile Defense Agency (MDA) program reviews.
c. The Contractor agrees to cooperate with BMD Contractors by providing access to technical matters, provided, however, the Contractor will not be required to provide proprietary information to non-Government entities or personnel in the absence of a non-disclosure agreement between the Contractor and such entities.
d. The Contractor further agrees to include a clause in each subcontract requiring compliance with paragraph c. above, subject to coordination with the Contractor. This agreement does not relieve the Contractor of its responsibility to manage its subcontracts effectively, nor is it intended to establish privity of contract between the Government and such subcontractors.
e. Personnel from BMD Contractors or other Government agencies or Contractors are not authorized to direct the Contractor in any manner.
f. This clause shall not prejudice the Contractor or its subcontractors from negotiating separate organizational conflict of interest agreements with BMD Contractors; however, these agreements shall not restrict any of the Government's rights established pursuant to this clause or any other contract.
H-11    MDA VISIT AUTHORIZATION PROCEDURES (Aug 2014) (Applicable for purchase orders/ subcontracts with scope requiring travel to MDA office(s) in support of meetings/reviews/briefings.)
a. The Contractor shall submit all required visit clearances in accordance with current NISPOM regulations. Visit clearances shall identify the contract number.
For Visit Requests to the National Capital Region send to:
JPAS SMO Code: DDAAU4
Missile Defense Agency
Attn: Access Control Center
5700 18th Street, Bldg 245

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Fort Belvoir, VA 22060-5573
571-231-8249
571-231-8099 FAX
ACC@MDA.mil
For Visit Requests to Huntsville, AL send to:
Missile Defense Agency,
JPAS SMO Code: DDAAUH
Attn: Visitor Control
Bldg 5224 Martin Road
Redstone Arsenal, AL 35898
256-450-3214 or 256-450-3216
256-450-3222 FAX
mdaaccesscontrolhsv@mda.mil
For Visit Requests to Colorado Springs, CO send to:
Missile Defense Agency, SMO Code: DDAAUJ Attn: Visitor Control
720 Irwin Drive, Bldg 720 Room 125
Schriever AFB, CO 80912
719-721-0362 or 719-721-8230
719-721-8399 FAX
dosscosvar@mda.mil
b. The COR is authorized to approve visit requests for the Contracting Officer.
H-20    SENSITIVE INFORMATION TECHNOLOGY WORK (Jul 2011) (Applicable if Seller will perform work on sensitive Information Technology (IT)/Automated Data Processing (ADP) systems.)
a. DoD 5200.2-R, DoD Personnel Security Program, requires Contractor personnel, who perform work on sensitive Information Technology (IT)/Automated Data Processing (ADP) systems (hereafter referred to as IT), to be assigned to positions which are designated at one of three sensitivity levels (IT-I, IT-II or IT-III). These designations equate to Critical Sensitive, Non-Critical Sensitive, and Non-Sensitive. Working On-Site in any MDA Facility requires a minimum Sensitivity of IT-II. The following investigations are required:
IT-I designated positions require a Single Scope Background Investigation (SSBI).
IT-II designated positions require a National Agency Check with Law and Credit (NACLC).
IT-III positions associated with MDA are found only at contractor’s facilities. See below for requirement.
b. The required investigation will be completed prior to the assignment of individuals to sensitive duties associated with the position.
c. For IT-III positions at the Contractor’s facility, the Contractor will forward their employee information (completed SF 85P, Questionnaire for Positions of Public Trust), and two (2) DD Forms 258 (Fingerprint cards) either electronically or on magnetic media to: Missile Defense Agency, Security and Emergency Management; ATTN: Personnel Security, 5700 18th Street, Bldg 245, Fort Belvoir, VA 22060-5573.

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d. MDA retains the right to request removal of Contractor personnel, regardless of prior clearance or adjudication status, whose actions, while assigned to this contract, clearly conflict with the interests of the Government. The reason for removal will be fully documented in writing by the Contracting Officer. When and if such removal occurs, the Contractor will within 30 working days assign qualified personnel to any vacancy(ies) thus created.
H-27    FOREIGN PERSONS (Jun 2010) (Applicable for all purchase orders/subcontracts)
1. "Foreign National" (also known as Foreign Persons) as used in this clause means any person who is NOT:
a. a citizen or national of the United States; or
b. a lawful permanent resident; or
c. a protected individual as defined by 8 U.S.C.1324b(a)(3).
"Lawful permanent resident" is a person having the status of having been lawfully accorded the privilege of residing permanently in the United States as an immigrant in accordance with the immigration laws and such status not having changed.
"Protected individual" is an alien who is lawfully admitted for permanent residence, is granted the status of an alien lawfully admitted for temporary residence under 8 U.S.C.1160(a) or 8 U.S.C.1255a(a)(1), is admitted as a refugee under 8 U.S.C.1157, or is granted asylum under section 8 U.S.C.1158; but does not include (i) an alien who fails to apply for naturalization within six months of the date the alien first becomes eligible (by virtue of period of lawful permanent residence) to apply for naturalization or, if later, within six months after November 6, 1986, and (ii) an alien who has applied on a timely basis, but has not been naturalized as a citizen within 2 years after the date of the application, unless the alien can establish that the alien is actively pursuing naturalization, except that time consumed in the Service's processing the application shall not be counted toward the 2-year period.”
2. Prior to contract award, the contractor shall identify any lawful U.S. permanent residents and foreign nationals expected to be involved on this project as a direct employee, subcontractor or consultant. For these individuals, in addition to resumes, please specify their country of origin, the type of visa or work permit under which they are performing and an explanation of their anticipated level of involvement on this project. You may be asked to provide additional information during negotiations in order to verify the foreign citizen’s eligibility to participate on a contract. Supplemental information provided in response to this clause will be protected in accordance with Privacy Act (5 U.S.C. 552a), if applicable, and the Freedom of Information Act (5 U.S.C. 552(b)(6)). After award of the contract, the Contractor shall promptly notify the Contracting Officer and Contracting Officer's Representative with the information above prior to making any personnel changes involving foreign persons. No changes involving foreign persons will be allowed without prior approval from the Contracting Officer. This clause does not remove any liability from the contractor to comply with applicable ITAR and EAR export control obligations and restrictions. This clause shall be included in any subcontract.

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H-28    DISTRIBUTION CONTROL OF TECHNICAL INFORMATION (Aug 2014) (Applicable for all purchase orders/subcontracts.)
Unless otherwise specified for Export Controlled Data, the Contractor shall apply the use of:
DISTRIBUTION STATEMENT D: Distribution authorized to Department of Defense and U.S. DoD contractors only, Export Controlled, 20240510. Other requests for this document must be referred to the Missile Defense Agency, Next Generation Interceptor Project Office (GMX).
The Contractor shall insert the substance of this clause, including this paragraph, in all subcontracts.
H-29    COMMERCIAL COMPUTER SOFTWARE LICENSE (Mar 2013) (Applicable for all purchase orders/subcontracts that will use commercial computer software with license restrictions.)
a. Unless otherwise approved by the PCO, commercial computer software licenses shall, upon delivery and acceptance, designate the U.S. Government as a contingent licensee, able to replace the Contractor as the primary licensee upon notifying the licensor. A copy of the negotiated license shall be furnished to the PCO. The terms of the licenses cannot be inconsistent with Federal procurement law and must satisfy user needs. This includes the Contractor's /subcontractor's needs for the software to perform this contract and the Government's needs for the software to accomplish the Government's ultimate objectives. At a minimum, this shall include the rights to make an archive copy or the software, to relocate the computer on which the software resides, to re-host the software on a different computer, to permit access by support contractors, and to permit the Government to transfer the license to another contractor.
b. Nothing in this clause shall take precedence over any other clause or provision of this contract. Government concurrence, as defined in paragraph a. above, does not in any way affect the Government's technical data rights as established by the terms and conditions of this contract.
H-35    INCORPORATING COMMERCIAL AND OPEN SOURCE SOFTWARE (Aug 2012) (Applicable if Seller will be providing anything with computer software. Communication with the Contracting Officer shall be through Lockheed Martin.)
a. DFARS 252.227-7014(d) requires the written approval of the PCO before the Contractor may incorporate any copyrighted computer software in the software to be delivered under this contract.
b. A request for approval to incorporate Commercial Computer Software should be accompanied by a license that conforms with the requirements of the Commercial Computer Software Licenses clause of this contract.
c. A request for approval to incorporate Open Source Software must be accompanied by the applicable license, a detailed description of the source of the software and how it has been or will be used, and an explanation of the restrictions imposed and potential risks and liabilities.
d. Nothing in this clause shall take precedence over any other clause or provision of this contract. Government concurrence, as defined in paragraph a above, does not in any way affect the Government's technical data rights as established by the terms and conditions of this contract.

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H-36    CONTRACTOR IDENTIFICATION AND ASSERTION OF RESTRICTIONS ON THE GOVERNMENT’S USE, RELEASE, OR DISCLOSURE OF NON-COMMERCIAL TECHNICAL DATA OR COMPUTER SOFTWARE (Dec 2011) (Applicable for all purchase orders/subcontracts.)
a. The contractor and its subcontractors shall provide a completed Attachment in accordance with DFARS 252.227-7017 entitled "Identification and Assertion of Restrictions on the Government's Use, Release, or Disclosure of Technical Data or Computer Software" that is signed and dated by a responsible official of the Contractor. This Attachment is incorporated herein by reference as if fully set forth. The Attachment identifies and provides information pertaining to technical data (including computer software documentation) and computer software that the contractor and subcontractors claim to qualify for delivery with less than Unlimited Rights. The contractor agrees not to withhold delivery of the technical data or software based on its claims. The Government shall investigate the validity of the contractor's claims and therefore reserves all its rights regarding the technical data/software in question, to include those rights set forth in: DFARS 252.227-7013, Rights in Technical Data - Noncommercial Items; DFARS 252.227-7014, Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation; DFARS 252.227-7019, Validation of Asserted Restrictions-- Computer Software; DFARS 252.227-7028, Technical Data or Computer Software Previously Delivered To the Government; and, DFAR 252.227-7037, Validation Of Restrictive Markings On Technical Data clauses until a determination is made.
b. The contractor shall have, maintain, and follow written procedures sufficient to assure that restrictive markings/legends are used only when authorized by the terms of this contract and shall maintain records sufficient to justify the validity of any restrictive markings/legends on any technical data or computer software or computer software documentation delivered under this contract. The Contractor agrees that the Government has Unlimited Rights as defined by DFARS 252.227-7013 and 252.227-7014 in any deliverable technical data or computer software or computer software documentation not listed in the Attachment and that such data or software will not be subject to any restrictive markings or legends.
H-37    INSERTION OF LIMITED OR RESTRICTED RIGHTS (Dec 2010) (Applicable for all purchase orders/subcontracts. Communication with the Government shall be through Lockheed Martin.)
a. Hardware items which are subject to Limited Rights in their associated technical data as defined in DFARS 252.227-7013 and software items which are subject to Restricted Rights as defined in DFARS 252.227-7014 shall not be incorporated into the design of any systems, or models/simulations thereof under this contract without the prior written authorization of the PCO. The Contractor’s request shall include a rough order of magnitude (ROM) estimate to perform development if the data or software cannot be used as requested. If the PCO does not provide a decision within 30 days of the request, the request is considered denied. In the event the PCO authorizes inclusion of the Limited Rights technical data and/or Restricted software, such data or software will be added as an attachment within Section J.
b. Using Government assets in an Independent Research and Development (IRAD) project may be authorized on a case by case basis. The Contractor’s request shall include an offer of consideration for use of such Government assets. The Government will evaluate the request, including the Contractor’s offer of consideration, and either approve, deny, or offer an alternative form of consideration. Any such consideration will be mutually agreed to by the parties prior to use of Government assets. Consideration should include, at a minimum, specially negotiated rights granting the Government a license for Government Purpose Rights IAW DFARS 252.227-7013 and 252.227-7014 in the subject IRAD project.

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When the Contractor requests the use of Government assets for an IRAD project, the request shall include the purpose of the IRAD project and the potential benefit to the Government. The Contractor will be required to execute a bailment agreement prior to the transfer or use of Government assets.
H-40    INDEMNIFICATION AGAINST UNUSUALLY HAZARDOUS RISKS (Apr 2012) (Applicable to purchase orders/subcontracts involving unusually hazardous risks – Indemnification is not provided automatically. Purchase order/subcontract applications are to be sent to Lockheed Martin for submittal to the Government.)
The legal authority to indemnify contractors for unusually hazardous risks for research, development and testing activities is 10 USC 2354. Previous indemnification from other contracts does not carry over to this resulting contract. The Contractor may request indemnification for effort under this contract at any time. Contractor requests for indemnification must be prepared in accordance with the requirements of FAR 50.104-3. The MDA will fairly process request(s) in good faith to the applicable approving authority within the Department of Defense. The MDA will not, however, make adjustments to the estimated cost or schedule of this contract if indemnification is not granted through this process.
H-41    COST ESTIMATING METHODS (Mar 2015) (Applicable for all purchase orders/subcontracts.)
The following cost estimating methods shall be used as requested by the Government:
a. Planning Estimate - The purpose of a planning estimate is to support Government planning. Planning estimates may only be requested by the PCO. A planning estimate shall be provided to the Government in 1 to 2 calendar days or as designated by the PCO. This estimate is very limited in scope, involves minimal pricing ground rules and assumptions from the Government, and is generally comprised of ranges/parametrics. Documentation provided shall be high level scope and funding estimates by Government fiscal year sent via email.
b. Rough Order of Magnitude (ROM) - The purpose of a ROM estimate is to support Government budgetary decisions and potential authorization of unpriced actions in the event there is insufficient time for a Not-to-Exceed (NTE) estimate. ROM estimates may only be requested by the PCO. ROM estimates shall be provided to the Government within 5 calendar days or as designated by the PCO. This non-binding estimate is limited in scope, involves limited analysis, and develops a high level baseline to include a high level SOW, schedule, and equipment lists. The ROM estimate is not generated based on formal Basis of Estimates (BOEs) and by design provides limited supporting rationale. Subcontractor input will be included if schedule allows. Documentation provided shall include scope and funding estimates by Government fiscal year in a briefing package submitted by contracts letter to the Government.
c. Not-to-Exceed (NTE) - The purpose of an NTE estimate is to support critical Government budgetary decisions, and a binding basis on which to issue unpriced actions. NTEs may only be requested by the PCO. NTE estimates shall be provided to the Government within 10 calendar days or as designated by the PCO. This estimate involves more in depth analysis, develops a baseline to include a statement of work, schedule, and required equipment lists. The NTE estimate shall be based on Basis of Estimate (BOEs) and estimated materials (as required), including supporting rationale. Applicable subcontractor input shall be included as required. Documentation required shall include scope and funding estimates by Government

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fiscal year in a briefing package submitted by contracts letter to the Government. The Contractor’s NTE must be valid for a minimum of one hundred eighty (180) calendar days.
H-43    IMPACT OF GOVERNMENT TEAM PARTICIPATION/ACCESS (Jun 2012) (Applicable for all purchase orders/subcontracts.)
The Government/Contractor organizational/interface approach (e.g., Integrated Product Teams, Team Execution Reviews, Technical Interchange Meetings, and/or Working Groups), will require frequent, close interaction and/or surveillance between the Government and Contractor/subcontractor team members during contract performance. For this purpose the Contractor, recognizing its privity of contract with the Government, authorizes the Government to communicate directly with, and where appropriate visit as well as monitor, the Contractor's subcontractors.
Seller is required to notify the Lockheed Martin Procurement Representative immediately when Seller is contacted directly by the Government.
This access/interface is necessary to support the Government's quality and program management approach which emphasizes systematic surveillance and evaluation techniques used to assess Contractor /subcontractor performance. Government team members may offer advice, information, support, and facilitate rapid Government feedback on team-related products, provide clarification, and review Contractor/subcontractor progress. Neither the Contractor nor the subcontractor shall construe such advice, surveillance, reviews and clarifications by Government team members as Government-directed changes to the terms of this contract. The Lockheed Martin Subcontract Manager is the only individual authorized to direct or approve any change to the terms of this contract.
H-45    AS IS GOVERNMENT FURNISHED DATA/DOCUMENTATION AND COMPUTER SOFTWARE (Jan 2013) (Applicable for all purchase orders/subcontracts when Government furnished data/ documentation and/or computer software is provided.)
All technical data and computer software (as defined in DFARS 252.227-7013 and DFARS 252.227-7014) furnished by the Government is in an "as is" condition without any warranty as to its accuracy, completeness, or adequacy. The contractor shall use this technical data and computer software at its own risk. The Government assumes no responsibility for such furnished data/documentation/computer software nor will the Government have any liability for equitable adjustments to the terms and conditions of this contract should such data/documentation/computer software prove to be inaccurate, incomplete, or otherwise defective.
FAR Clauses
52.203-7, Anti-Kickback Procedures (Jun 2020)
52.203-16, Preventing Personal Conflicts of Interest (Jun 2020) (Applicable if this purchase orders/ subcontracts exceeds the simplified acquisition threshold in FAR 2.101; and in which Seller employees will perform acquisition functions closely associated with inherently governmental functions (i.e., instead of performance only by a self-employed individual).)

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52.204-18, Commercial and Government Entity Code Maintenance (Aug 2020) (Seller shall maintain their CAGE code(s) throughout the life of the purchase order/subcontract.)
52.215-12, Subcontractor Certified Cost or Pricing Data (DEVIATION) (Jun 2020) (The version of the clause in DoD Class Deviation 2018-O0015 applies in lieu of the standard FAR version of the clause.)
52.215-13, Subcontractor Certified Cost or Pricing Data - Modifications (DEVIATION) (Jun 2020) (The version of the clause in DoD Class Deviation 2018-O0015 applies in lieu of the standard FAR version of the clause.)
52.215-23, Limitations on Pass-Through Charges (Jun 2020) and Alternate I (Oct 2009) (Alternate I will also apply.)
52.217-2, Cancellation Under Multiyear Contracts (Oct 1997) (Applicable to multi-year purchase orders/ subcontracts. "Contracting Officer" and "Government" means "Lockheed Martin." In paragraph (e) "1 year" is changed to "six months.")
52.223-16, Acquisition of EPEAT®-Registered Personal Computer Products (Oct 2015) and Alternate I (Jun 2014) (Applicable if Seller will be delivering personal computers products to the Government, acquired by Seller for use in performing services at a Federally-controlled facility; furnished under the prime contract for use by the Government. Alternate I will also apply.)
52.224-1, Privacy Act Notification (Apr 1984) (Applicable if Seller will be required to design, develop, or operate a system of records on individuals required to accomplish an agency function.)
52.224-2, Privacy Act (Apr 1984) (Applicable if Seller will be required to design, develop, or operate such a system of records.)
52.232-17, Interest (May 2014) (Applicable if this purchase order/subcontract contains any clauses which refers to an Interest clause. “Government” means “Lockheed Martin.”)
52.232-39, Unenforceability of Unauthorized Obligations (Jun 2013) (Applicable for all purchase orders/ subcontracts, including purchase orders/subcontracts for commercial items, where software or services will be retransferred to the Government.)
52.243-2, Changes – Cost Reimbursement (Aug 1987) and Alternate V (Apr 1984) (Alternate V will also apply if this purchase order/subcontract is for research and development.)
52.245-9, Use And Charges (Apr 2012) (Applicable for all purchase orders/subcontracts, including purchase orders/subcontracts for commercial items, will involve the use of government property subject to this clause. Communications with the Government under this clause will be made through Lockheed Martin.)

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52.246-8, Inspection of Research and Development – Cost Reimbursement (May 2001) (Applicable if Seller has a cost reimbursement purchase order/subcontract that is for research and development. "Government" means "Lockheed Martin" except (1) in paragraphs (b), (c) and (d) where it means "Lockheed Martin and the Government" and in paragraph (k) where the term is unchanged.)
52.247-68, Report of Shipment (REPSHIP) (Feb 2006) (Applicable if Seller will be shipping supplies directly to the Government.)
52.249-1, Termination for Convenience of the Government (Fixed-Price) (Short Form) (Apr 1984) (Applicable if this purchase order/subcontract is fixed-price and does not exceed the simplified acquisition threshold. "Contracting Officer" and "Government" mean "Lockheed Martin.")
52.249-6, Termination (Cost-Reimbursement) (May 2004) and Alternate IV (Sep 1996) (Alternate IV will also apply if this purchase order/subcontract is time-and-material or labor-hour.)
DFARS Clauses
252.204-7000, Disclosure of Information (Oct 2016) (Applicable for all purchase orders/subcontracts. In paragraph (b) "Contracting Officer" means "Lockheed Martin" and "10 days" means "20 days.")
252.204-7004, Antiterrorism Awareness Training for Contractors (Feb 2019) (Applicable for all purchase orders/subcontracts, including purchase orders/subcontracts for commercial items, where performance requires routine physical access to a Federally-controlled facility or military installation.)
252.204-7018, Prohibition on the Acquisition of Covered Defense Telecommunications Equipment or Services (Dec 2019) (Applicable for all purchase orders/subcontracts, including purchase orders/subcontracts for commercial items. Copies if reports provided by Seller under this clause will be provided to Lockheed Martin.)
252.208-7000, Intent to Furnish Precious Metals as Government-Furnished Material (Dec 1991) (Applicable for all purchase orders/subcontracts, including purchase orders/subcontracts for commercial items, that involve precious metals.)
252.211-7007, Reporting of Government-Furnished Property (Aug 2012) (Applicable if Seller will be in possession of Government property for the performance of this purchase order/subcontract.)
252.211-7008, Use of Government-Assigned Serial Numbers (Sep 2010) (Applicable for purchase orders/ subcontracts, including purchase orders/subcontracts for commercial items, where the seller will be in the possession of Government property for the performance of the purchase order/subcontract. If Lockheed Martin will assume responsibility for marking the property, the clause may be excluded from the purchase order/subcontract.)
252.216-7004, Award Fee Reduction or Denial for Jeopardizing the Health or Safety of Government Personnel (Sep 2011) (Applicable for all purchase orders/subcontracts containing award fee provisions. Seller shall reimburse Lockheed Martin for any reduction in fees under the prime contract to the extent Seller's acts or omissions are responsible for covered incidents pursuant to this clause.)

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252.216-7009, Allowability of Legal Costs Incurred in Connection With a Whistleblower Proceeding (Sep 2013) (Does not apply to fixed price purchase orders/subcontracts.)
252.225-7052, Restriction on the Acquisition of Certain Magnets and Tungsten (DEVIATION) (Oct 2020) (The version of the clause in DoD Class Deviation 2020-O0006 applies in lieu of the standard DFARS version of the clause.)
252.225-7978, Restriction on Acquisition of Certain Magnets and Tungsten (DEVIATION 2019-O0006) (Jan 2019) (Applicable for all purchase orders/subcontracts, including purchase orders/subcontracts for commercial items, for supplies.)
252.227-7017, Identification and Assertion of Use, Release, or Disclosure Restrictions (Jan 2011) (Applicable for all purchase orders/subcontracts. "Offeror" means "Seller." Contracting Officer" means "Lockheed Martin or Contracting Officer." In paragraphs (a) and (b) the references to the SBIR data rights clause are deleted.)
252.234-7002, Earned Value Management System (DEVIATION) (Sep 2015) (The version of the clause in DoD Class Deviation 2015-O0017 applies in lieu of the standard DFARS version of the clause. Applicable if Seller is listed in paragraph (k) of this clause in the prime contract. "Government" means "Lockheed Martin and Government." Paragraphs (i) and (j) are deleted.
252.234-7004, Cost and Software Data Reporting System--Basic (Nov 2014) (Applicable if this purchase orders/subcontracts in excess of $50,000,000. In paragraph (b), "Government" means “Lockheed Martin.”)
252.239-7000, Protection Against Compromising Emanations (Oct 2019) (Applicable if classified work is required. "Contracting Officer" means "Lockheed Martin." "Government" means "Lockheed Martin and the Government" in paragraphs (c) and (d).)
252.239-7001, Information Assurance Contractor Training and Certification (Jan 2008) (Applicable if Seller will be accessing DoD Information Systems.)
252.243-7002, Requests for Equitable Adjustment (Dec 2012) (Applicable for all purchase orders/subcontracts over $150,000. “Government” means “Lockheed Martin.”)
252.245-7001, Tagging, Labeling, and Marking of Government-Furnished Property (Dec 2017) (Applicable for all purchase orders/subcontracts, including purchase orders/subcontracts for commercial items, where the items furnished by Seller will be subject to serialized tracking.)
252.245-7004, Reporting, Reutilization, and Disposal (Dec 2017) (Applicable for all purchase orders/ subcontracts, including purchase orders/subcontracts for commercial items, containing the clause at 52.245-1, Government Property. "Contracting Officer" means “Lockheed Martin.”)
252.246-7001, Warranty of Data (Mar 2014) (Applicable if Seller will be delivering data. "Government" means "Lockheed Martin or the Government." "Contracting Officer" means "Lockheed Martin." The last sentence in paragraph (b) is changed to read as follows: The warranty period shall extend for three years after completion of delivery of the data to Lockheed Martin, or if the data is

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delivered to the Government, either by Lockheed Martin or Seller, the warranty period shall extend for three years after delivery to the Government.")

Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081

Document 42003-00100-01, Attachment 2
LOCKHEED MARTIN CORPORATION
CORPDOC 4
GENERAL PROVISIONS FOR COST REIMBURSEMENT SUBCONTRACTS/PURCHASE ORDERS FOR
NON-COMMERCIAL ITEMS UNDER A U.S. GOVERNMENT PRIME CONTRACT (ALL AGENCIES)
Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August for PO 4105206081
1. ACCEPTANCE OF CONTRACT/TERMS AND CONDITIONS
(a) This Contract integrates, merges, and supersedes any prior offers, negotiations, and agreements concerning the subject matter hereof and constitutes the entire agreement between the parties.
(b) SELLER's acknowledgment, acceptance of payment, or commencement of performance, shall constitute SELLER's acceptance of this Contract.
(c) Unless expressly accepted in writing by both Parties, additional or differing terms or conditions proposed by either Party shall have no effect.
(d) The headings used in this Contract are inserted for the convenience of the parties and shall not define, limit, or describe the scope or the intent of the provisions of this Contract.
2. APPLICABLE LAWS
(a) This Contract and any matter arising out of or related to this Contract shall be governed by the laws of the State of California , without regard to its conflicts of laws provisions, except that any provision in this Contract that is (i) incorporated in full text or by reference from the Federal Acquisition Regulations (FAR) or (ii) incorporated in full text or by reference from any agency regulation that implements or supplements the FAR or (iii) that is substantially based on any such agency regulation or FAR provision, shall be construed and interpreted according to the federal common law of Government contracts as enunciated and applied by federal judicial bodies, boards of contracts appeals, and quasi-judicial agencies of the federal Government.
(b) SELLER, in the performance of this Contract, shall comply with all applicable local, state, and federal laws, orders, rules, regulations, and ordinances. SELLER shall procure all licenses/permits and pay all fees and other required charges. SELLER shall comply with all applicable guidelines and directives of any local, state, and/or federal governmental authority. SELLER, at its expense, shall provide reasonable cooperation to LOCKHEED MARTIN in conducting any investigation regarding the nature and scope of any failure by SELLER or its personnel to comply with applicable local, state, and federal laws, orders, rules, regulations, and ordinances that may affect the performance of SELLER's obligations under this Contract.

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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081
(c)(1) If: as a result of any violation of applicable laws, orders, rules, regulations, or ordinances by SELLER, its officers, employees, agents, suppliers, or subcontractors at any tier, (i) LOCKHEED MARTIN's contract cost or fee is reduced; (ii) LOCKHEED MARTIN's costs are determined to be unallowable; (iii) any fines, penalties, or interest are assessed on LOCKHEED MARTIN; or (iv) LOCKHEED MARTIN incurs any other costs or damages; LOCKHEED MARTIN may proceed as provided for in (3) below.
(2) Where submission of cost or pricing data is required or requested at any time prior to or during performance of this Contract, if SELLER or its lower-tier subcontractors: (i) submit and/or certify cost or pricing data that are defective; (ii) LOCKHEED MARTIN's request to provide cost or pricing data, submit cost or pricing data, whether certified or not certified at the time of submission, as a prospective subcontractor, and any such data are defective as of the applicable cutoff date on LOCKHEED MARTIN's Certificate of Current Cost or Pricing Data; (iii) claim an exception to a requirement to submit cost or pricing data and such exception is invalid;; or if (v) the U.S. Government alleges any of the foregoing; and, as a result, (A) LOCKHEED MARTIN's Contract price or fee is reduced; (B) LOCKHEED MARTIN's costs are determined to be unallowable; (C) any fines, penalties, or interest are assessed on LOCKHEED MARTIN; or; LOCKHEED MARTIN may proceed as provided for in paragraph (3) below.
(3) Upon the occurrence of any of the circumstances, other than withholdings, identified in paragraphs (1) and (2) above, LOCKHEED MARTIN may make a reduction of corresponding amounts (in whole or in part) in the costs and fee of this Contract . SELLER shall promptly pay amounts so demanded. Such sums shall not be considered allowable costs under any provision of the Contract. In the case of withholding(s), LOCKHEED MARTIN may withhold the same amount from SELLER under this Contract.
(d) SELLER represents that each chemical substance constituting or contained in Work sold or otherwise transferred to LOCKHEED MARTIN hereunder is, as applicable, on the Toxic Substances Control Act (TSCA) Chemical Substances inventory compiled by the United States the Environmental Protection Agency pursuant to TSCA (15 U.S.C. Sec. 2607(b)) as amended and implemented in 40 CFR Part 710; and is designated as "active" pursuant to the TSCA Inventory Notification Rule (codified by amendments to 40 CFR Part 710 effective August 11, 2017). SELLER shall make available to LOCKHEED MARTIN all Safety Data Sheets for any material provided to LOCKHEED MARTIN, or brought or delivered to LOCKHEED MARTIN or its customer's premises in the performance of this Contract, as required by applicable law such as the Occupational Safety and Health Act of 1970 and regulations promulgated thereunder.
3. ASSIGNMENT
Any assignment of SELLER's Contract rights or delegation of SELLER's duties shall be void, unless prior written consent is given by LOCKHEED MARTIN and it will not be unreasonably denied.
4. CHANGE IN CONTROL OF SELLER
Prior to a potential change of control of SELLER and at least ninety (90) days prior to the proposed effectiveness of such change of control, SELLER will promptly notify LOCKHEED MARTIN in writing thereof, and provide the identity of the potential new controlling party and information on such party
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081 and the transaction as LOCKHEED MARTIN may request, consistent with applicable law and confidentiality restrictions.
5. COMMUNICATION WITH LOCKHEED MARTIN CUSTOMER
SELLER shall not communicate with LOCKHEED MARTIN’s customer or higher tier customer in connection with this Contract, except as expressly permitted by LOCKHEED MARTIN. This clause does not prohibit SELLER from communicating with the U.S. Government with respect to (1) matters SELLER is required by law or regulation to communicate to the Government, (2) fraud, waste, or abuse communicated to a designated investigative or law enforcement representative of a Federal department or agency authorized to receive such information, (3) any matter for which this Contract, including a FAR or FAR Supplement clause included in this Contract, provides for direct communication by SELLER to the Government, or (4) any material matter pertaining to payment or utilization.
6. CONTRACT DIRECTION
(a) Only the LOCKHEED MARTIN Procurement Representative has authority on behalf of LOCKHEED MARTIN to make changes to this Contract. All amendments must be identified as such in writing and executed by the parties.
(b) LOCKHEED MARTIN engineering and technical personnel may from time to time render assistance or give technical advice or discuss or effect an exchange of information with SELLER's personnel concerning the Work hereunder. No such action shall be deemed to be a change under the "Changes" clause of this Contract and shall not be the basis for equitable adjustment.
(c) Except as otherwise provided herein, all notices to be furnished by SELLER shall be in writing and sent to the LOCKHEED MARTIN Procurement Representative.
7. COUNTERFEIT WORK
(a) The following definitions apply to this clause:
"Counterfeit Work" means Work that is or contains unlawful or unauthorized reproductions, substitutions, or alterations that have been knowingly mismarked, misidentified, or otherwise misrepresented to be an authentic, unmodified part from the original manufacturer, or a source with the express written authority of the original manufacturer or current design activity, including an authorized aftermarket manufacturer. Unlawful or unauthorized substitution includes used Work represented as new, or the false identification of grade, serial number, lot number, date code, or performance characteristics.
"Suspect Counterfeit Work" means Work for which credible evidence (including, but not limited to, visual inspection or testing) provides reasonable doubt that the Work part is authentic.
(b) SELLER shall not deliver Counterfeit Work or Suspect Counterfeit Work to LOCKHEED MARTIN under this Contract.
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081
(c) SELLER shall only purchase products to be delivered or incorporated as Work to LOCKHEED MARTIN directly from the Original Component Manufacturer (OCM)/Original Equipment Manufacturer (OEM), or through an OCM/OEM authorized distributor chain. SELLER may use another source only if (i) the foregoing sources are unavailable, (ii) SELLER’s inspection and other counterfeit risk mitigation processes will be employed to ensure the authenticity of the Work, and (iii) SELLER obtains the advance written approval of LOCKHEED MARTIN.
(d) SELLER shall maintain counterfeit risk mitigation processes in accordance with industry recognized standards and with any other specific requirements identified in this Contract.
(e) SELLER shall immediately notify LOCKHEED MARTIN with the pertinent facts if SELLER becomes aware that it has delivered Counterfeit Work or Suspect Counterfeit Work. When requested by LOCKHEED MARTIN, SELLER shall provide OCM/OEM documentation that authenticates traceability of the affected items to the applicable OCM/OEM. SELLER, at its expense, shall provide reasonable cooperation to LOCKHEED MARTIN in conducting any investigation regarding the delivery of Counterfeit Work or Suspect Counterfeit Work under this Contract.
(f) This clause applies in addition to and is not altered, changed, or superseded by any quality provision, specification, statement of work, regulatory flowdown, or other provision included in this Contract addressing the authenticity of Work.
(g) In the event that Work delivered under this Contract constitutes or includes Counterfeit Work, SELLER shall, at its expense, promptly replace such Counterfeit Work with genuine Work conforming to the requirements of this Contract. Notwithstanding any other provision in this Contract, SELLER shall be liable for seller’s costs relating to the replacement of Counterfeit Work. The remedies contained in this paragraph are in addition to any remedies LOCKHEED MARTIN may have at law, equity or under other provisions of this Contract.
(h) SELLER shall include paragraphs (a) through (f) and this paragraph (h) of this clause or equivalent provisions in lower tier subcontracts for the delivery of items that will be included in or furnished as Work to LOCKHEED MARTIN.
8. DEFINITIONS
The following terms shall have the meanings set forth below:
(a) "Contract" means the instrument of contracting, such as "Purchase Order", "PO", "Subcontract", or other such type designation, including these General Provisions, all referenced documents, exhibits and attachments. If these terms and conditions are incorporated into a "master" agreement that provides for releases, (in the form of a Purchase Order or other such document) the term "Contract" shall also mean the Release document for the Work to be performed.
(b) "FAR" means the Federal Acquisition Regulation, issued as Chapter 1 of Title 48, Code of Federal Regulations.
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081
(c) "LOCKHEED MARTIN" means LOCKHEED MARTIN CORPORATION, acting through its companies or business units as identified on the face of this Contract. If a subsidiary or affiliate of LOCKHEED MARTIN CORPORATION is identified on the face of this Contract, then "LOCKHEED MARTIN" means that subsidiary or affiliate.
(d) "LOCKHEED MARTIN Procurement Representative" means a person authorized by LOCKHEED MARTIN's cognizant procurement organization to administer and/or execute this Contract.
(e) "SELLER" means the party identified on the face of this Contract with whom LOCKHEED MARTIN is contracting.
(f) "Work" means all required labor, articles, materials, supplies, goods, and services constituting the subject matter of this Contract.
9. DISPUTES
(a) In the event any dispute arises between the parties under or in relation to this Contract, the parties agree to explore resolution of the dispute through negotiation or alternate disputes resolution (ADR) techniques before pursuing full scale litigation. If either party believes that the dispute is not suitable for ADR techniques, or if such techniques do not produce results satisfactory to either party, then either party may proceed with litigation before any court of competent jurisdiction.
(b) Until final resolution of any dispute hereunder, SELLER shall diligently proceed with the performance of this Contract as directed by LOCKHEED MARTIN.
10. ELECTRONIC CONTRACTING
The parties agree that if this Contract is transmitted electronically neither party shall contest the validity of this Contract, or any acknowledgement thereof, on the basis that this Contract or acknowledgement contains an electronic signature.
11. EXPORT CONTROL
(a) Both parties shall comply with all applicable U.S. export control laws and economic sanctions laws and regulations, specifically including but not limited to the International Traffic in Arms Regulations (ITAR), 22 C.F.R. 120 et seq.; the Export Control Reform Act of 2018; the Export Administration Regulations, 15 C.F.R. 730-774; and the Foreign Assets Control Regulations, 31 C.F.R. 500-598 (collectively, "Trade Control Laws").
(b) SELLER and LOCKHEED MARTIN agree that deliverables under this Contract are restricted by applicable Trade Control Laws. If LOCKHEED MARTIN decides to export deliverables under this contract and provides SELLER with reasonable notice SELLER will provide in writing to the LOCKHEED MARTIN Procurement Representative the export classification of any such item or controlled data (i.e. the export classification under the EAR, ITAR, EU List of Dual Use Items and Technology, Wassenaar Arrangement's List of Dual-Use Goods and Technologies or other applicable export control list) at that time.
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(c) SELLER shall not export, re-export, transfer, disclose or otherwise provide or make accessible LOCKHEED MARTIN’s technical data and/or hardware controlled by Trade Control Laws ("Export Controlled Information") to any persons, or entities not authorized to receive or have access to the data, services and/or hardware, including third country/dual national employees, sub-licensees, or modify or divert such Export Controlled Information to any military application unless it is necessary in performance of the contract SELLER receives advance, written authorization from LOCKHEED MARTIN and verification of any required export authorization is in place. SELLER shall not provide a defense service as defined by the Trade Control Laws using any or all of LOCKHEED MARTIN’s technical data and/or hardware. Upon LOCKHEED MARTIN’s request, SELLER shall demonstrate to LOCKHEED MARTIN's reasonable satisfaction, SELLER’s and SELLER’s lower-tier subcontractors’ compliance with this clause and all Trade Control Laws. To the extent SELLER’s Work provided under this Contract include packing, labeling, processing, and/or handling exports for LOCKHEED MARTIN, SELLER shall maintain an auditable process that assures accurate packing, labeling, processing, and handling of such exports. SELLER shall also promptly notify LOCKHEED MARTIN if it becomes aware of any failure by SELLER or SELLER’s lower-tier subcontractors to comply with this clause and shall cooperate with LOCKHEED MARTIN in any investigation of such failure to comply.
(d) SELLER hereby represents that neither SELLER nor any parent, subsidiary or affiliate of SELLER is included on any of the restricted party lists maintained by the U.S. Government, including the Specially Designated Nationals List administered by the U.S. Treasury Department’s Office of Foreign Assets Control ("OFAC"), Denied Parties List, Unverified List or Entity List maintained by the U.S. Commerce Department’s Bureau of Industry and Security ("BIS"), or the List of Statutorily Debarred Parties maintained by the U.S. State Department’s Directorate of Defense Trade Controls, or the consolidated list of asset freeze targets designated by the United Nations, European Union, and United Kingdom (collectively, "Restricted Party Lists"). SELLER shall immediately notify the LOCKHEED MARTIN Procurement Representative if SELLER, or any parent, subsidiary or affiliate of SELLER becomes listed on any Restricted Party List or if SELLER's export privileges are otherwise denied, suspended or revoked in whole or in part by any U.S. or non-U.S. government entity or agency.
(e) If SELLER is engaged in the business of exporting manufacturing (whether exporting or not) or brokering defense articles or furnishing defense services, SELLER represents that it is and will continue to be registered with the Directorate of Defense Trade Controls, as required by the ITAR, and it maintains an effective export/import compliance program in accordance with the ITAR.
(f) Where SELLER is a party to or signatory under a LOCKHEED MARTIN Technical Assistance Agreement (TAA) or Manufacturing License Agreement (MLA), license exception or license exemption, collectively, "Export Authorization," SELLER shall provide prompt notification to the LOCKHEED MARTIN Procurement Representative in the event of (1) changed circumstances including, but not limited to, ineligibility, a violation or potential violation of the ITAR or other applicable governmental restrictions, and the initiation or existence of a U.S. Government investigation, that could affect SELLER's performance under this Contract, or (2) any change by SELLER that might require LOCKHEED MARTIN to submit an amendment to an existing Export Authorization or request a new or replacement Export Authorization. SELLER shall provide to LOCKHEED MARTIN all information and documentation as may reasonably be required for LOCKHEED MARTIN to prepare and submit any required export license applications. Delays
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081 on SELLER's part to submit the relevant information for export licenses shall not constitute an excusable delay under this Contract.
(g) Upon completion of performance of this Contract, SELLER and its lower-tier subcontractors shall as directed by LOCKHEED MARTIN, return or destroy all export controlled technical data, technology, hardware or other items. SELLER shall provide a certificate of destruction for all destroyed items.
(h) SELLER shall include paragraphs (a) through (g) and this paragraph (h) of this clause or equivalent provisions in lower- tier subcontracts for the delivery of items that will be included in or delivered as Work to LOCKHEED MARTIN. SELLER shall immediately notify LOCKHEED MARTIN upon learning that any lower-tier subcontractor with which it engages has become listed on the Restricted Parties List.
(i) SELLER shall be responsible for all losses, costs, claims, causes of action, damages, liabilities and expense, including attorney's fees, all expense of litigation and/or settlement, and court costs, to the extent caused by any negligent act or willful misconduct of SELLER, its officers, employees, agents, suppliers, or subcontractors at any tier, in the performance of any of its obligations under this clause.
12. EXTRAS
Work shall not be supplied in excess of quantities specified in this Contract. SELLER shall be liable for handling charges and return shipment costs for any excess quantities.
13. FEE (Applicable only if this Contract includes a fee.)
LOCKHEED MARTIN shall pay SELLER for performing this Contract the fee as specified in this Contract.
14. FURNISHED PROPERTY
(a) LOCKHEED MARTIN may, by written authorization, provide to SELLER property owned by either LOCKHEED MARTIN or its customer (Furnished Property). Furnished Property shall be used only for the performance of this Contract.
(b) Title to Furnished Property shall remain in LOCKHEED MARTIN or its customer. SELLER shall clearly mark (if not so marked) all Furnished Property to show its ownership.
(c) Except for reasonable wear and tear, SELLER shall be responsible for, and shall promptly notify LOCKHEED MARTIN of, any loss or damage to Furnished Property. Without additional charge, SELLER shall manage, maintain, and preserve Furnished Property in accordance with applicable law, the requirements of this Contract and good commercial practice.
(d) At LOCKHEED MARTIN's request, and/or upon completion of this Contract, SELLER shall submit, in an acceptable form, inventory lists of Furnished Property and shall deliver or make such other disposal as may be directed by LOCKHEED MARTIN.
(e) The Government Property Clause contained in this Contract shall apply in lieu of paragraphs (a) through (d) above with respect to Government-furnished property, or other property to which the Government has title, or may take title under this Contract.
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081
15. GRATUITIES/KICKBACKS
(a) SELLER shall not offer or give a kickback or gratuity (in the form of entertainment, gifts, or otherwise) for the purpose of obtaining or rewarding favorable treatment as a LOCKHEED MARTIN supplier.
(b) By accepting this Contract, SELLER certifies and represents that it has not made or solicited and will not make or solicit kickbacks in violation of FAR 52.203-7 or the Anti-Kickback Act of 1986 (41 USC 51-58), both of which are incorporated herein by this specific reference, except that paragraph (c)(1) of FAR 52.203-7 shall not apply.
16. INDEMNITY
SELLER shall, except for Warranty claims, and subject to the limitations elsewhere in this agreement, and upon prompt notice by LOCKHEED MARTIN, be responsible for and hold harmless LOCKHEED MARTIN from and against all losses, costs, claims, causes of action, damages, liabilities, and expenses, including reasonable attorney's fee all expenses of litigation and or settlement , and court costs, to the extent caused by any negligent act or willful misconduct of SELLER, its officers, employees, agents, suppliers, or subcontractors at any tier. In the performance of any of its obligations under this Contract. This clause does not limit or restrict any other rights of the SELLER or terms of this Contract. SELLER may, at Its own election, assume the defense against any claim, which may require SELLER to Indemnify LOCKHEED MARTIN.
17. INDEPENDENT CONTRACTOR RELATIONSHIP
SELLER is an independent contractor in all its operations and activities hereunder. The employees used by SELLER to perform Work under this Contract shall be SELLER's employees exclusively without any relation whatsoever to LOCKHEED MARTIN.
18. INFORMATION ASSURANCE
(a) Information provided by LOCKHEED MARTIN to SELLER remains the property of LOCKHEED MARTIN. SELLER shall comply with the terms of any proprietary information agreement with LOCKHEED MARTIN and comply with all proprietary information markings and restrictive legends applied by LOCKHEED MARTIN to anything provided hereunder to SELLER. SELLER shall not use any LOCKHEED MARTIN provided information for any purpose except to perform this Contract and shall protect it in the same manner as if it is SELLER proprietary information. SELLER may disclose information to third parties as necessary in the performance of this contract. SELLER shall maintain data protection processes and systems sufficient to adequately protect LOCKHEED MARTIN provided information and comply with any law or regulation applicable to such information.
(b) If SELLER becomes aware of any compromise of information used in the performance of this Contract or provided by LOCKHEED MARTIN to SELLER, its officers, employees, agents, suppliers, or subcontractors (an “Incident”), SELLER shall take appropriate immediate actions to investigate and contain the Incident and any associated risks, including notification within seventy-two (72) hours to LOCKHEED MARTIN after learning of the Incident. As used in this clause, “compromise” means that
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081 information has been exposed to unauthorized access, inadvertent disclosure, known misuse, loss, destruction, or alteration other than as required to perform the Work. SELLER shall provide reasonable cooperation to LOCKHEED MARTIN in conducting any investigation regarding the nature and scope of any Incident.
(c) Any LOCKHEED MARTIN provided information identified as proprietary or subject to restrictions on public disclosure by law or regulation shall be encrypted (i) if transmitted via the Internet, or (ii) during electronic storage if potentially accessible by the Internet or otherwise by non-authorized users.
(d) The provisions set forth above are in addition to and do not alter, change or supersede any obligations contained in a proprietary information agreement between the parties.
(e) DFARS 252.204-7012 applies to covered defense information if said clause is included in this Contract.
19. INFORMATION OF SELLER
SELLER shall not provide any proprietary information to LOCKHEED MARTIN without prior execution of a proprietary information agreement by the parties.
20. INSURANCE
(a) SELLER shall maintain for the performance of this Contract the following insurances:
(1) Workers’ compensation insurance meeting the statutory requirements where Work will be performed;
(2) Employer’s liability (EL) in the amount of $1 million per each accident;
(3) Commercial general aviation liability (CGL) including Products Liability and Completed Operations liability in the amount of $1 million per occurrence and $2 million in the aggregate annually,
(4) Automobile liability (AL) insurance covering third party bodily injury and property damage with a minimum of $1 million per occurrence limit,
(5) Aerospace liability including Products Liability in the minimum amount of $5M per occurrence.
(b) SELLER shall provide LOCKHEED MARTIN thirty (30) days advance written notice prior to the effective date of any cancellation or change in the term or coverage of any of SELLER's required insurance, provided however such notice shall not relieve SELLER of its obligations to maintain the required insurance. If requested, SELLER shall provide a "Certificate of Insurance" evidencing SELLER's compliance with these requirements ".
21. INTELLECTUAL PROPERTY
(a) SELLER shall retain all right, title, and interest in and to any data, information, tools, specifications, templates, scripts, ideas, concepts, inventions, software programs, works of authorship, products, know-how, processes, techniques, and the like used or developed by SELLER, its employees, and its
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081 subcontractors in connection with this Contract. LOCKHEED MARTIN agrees that SELLER retains all proprietary rights in and prior to Work, specifications, designs, discoveries, inventions, patents, copyrights, trademarks, trade secrets, and other proprietary rights related to the Work performed on this Contract.
(b) SELLER's obligations under paragraph (a) above shall not apply to the extent FAR 52.227-1 "Authorization and Consent" applies to LOCKHEED MARTIN's Prime Contract for infringement of a U.S. patent and LOCKHEED MARTIN and its customers are not subject to any actions for claims, damages, losses, costs, and expenses, including reasonable attorney's fees by a third party.
(c) In addition to the Government's rights in data and inventions SELLER agrees that LOCKHEED MARTIN, in the performance of its prime or higher tier contract obligations shall have an unlimited, irrevocable, paid-up, royalty-free right to make, have made, sell, offer for sale, use, execute, reproduce, display, perform, distribute (internally or externally) copies of, transfer computer software to the extent required to support Lockheed Martin’s obligation to the U.S. Government delivered in performance of this Contract.
(d) Items delivered under this Contract such as operation and maintenance manuals shall be delivered with the right to copy and deliver with the right to use to the extent required to support LOCKHEED MARTIN's obligation to the U.S. Government.
22. OFFSET CREDIT/COOPERATION - RESERVED
23. PACKING AND SHIPMENT
(a) Unless otherwise specified, all Work is to be packed in accordance with good commercial practice.
(b) A complete packing list shall be enclosed with all shipments. SELLER shall mark containers or packages with necessary lifting, loading, and shipping information, including the LOCKHEED MARTIN Contract number, item number, dates of shipment, and the names and addresses of consignor and consignee. Bills of lading shall include this Contract number.
(c) Unless otherwise specified, delivery shall be FOB Place of Shipment.
24. PARTS OBSOLESCENCE
LOCKHEED MARTIN may desire to place additional orders for Work purchased hereunder. SELLER shall provide LOCKHEED MARTIN with a "Last Time Buy Notice" at least twelve (12) months prior to any action to discontinue any Work purchased under this Contract.
25. PAYMENTS, TAXES, AND DUTIES
(a) Unless otherwise provided, terms of payment shall be net 15 days from the latest of the following: (i) LOCKHEED MARTIN's receipt of SELLER's proper invoice; (ii) scheduled delivery date of the Work; or (iii) actual delivery of the Work.
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(b) Each payment made shall be subject to reduction to the extent of amounts which are found by LOCKHEED MARTIN or SELLER not to have been properly payable, and shall also be subject to reduction for overpayments. SELLER shall promptly notify LOCKHEED MARTIN of any such overpayments and remit the amount of the overpayment except as otherwise directed by LOCKHEED MARTIN.
(c) LOCKHEED MARTIN shall have a right of setoff against payments due or at issue under this Contract between the parties.
(d) Payment shall be deemed to have been made as of the date receipt of LOCKHEED MARTIN's payment or electronic funds transfer.
26. PLACE OF PERFORMANCE
If SELLER intends to change the place of performance of Work under this Contract from the place(s) identified in SELLER’s proposal, SELLER shall provide prior written notice to LOCKHEED MARTIN. Notification of changes to the place of performance from within the United States to a location outside the United States shall be provided by SELLER to LOCKHEED MARTIN at least six months in advance.
27. PRECEDENCE
Any inconsistencies in this Contract shall be resolved in accordance with the following descending order of precedence: (1) face of the Purchase Order and/or Task Order, release document, or schedule (including any continuation sheets), as applicable, including any special terms and conditions; (2) this CorpDoc and any supplementary CorpDoc invoked in this Contract (CorpDoc A, B, C, D, or E series); and (3) the Statement of Work.
28. PRIORITY RATING
If this Contract contains a DPAS rating, this Contract is a "rated order" certified for national defense, emergency preparedness, and energy program use, and SELLER shall follow all the requirements of the Defense Priorities and Allocation System Regulation (15 C.F.R. Part 700).
29. QUALITY CONTROL SYSTEM
(a) SELLER shall provide and maintain a quality control system to an industry recognized Quality Standard and in compliance with any other specific quality requirements identified in this Contract.
(b) Records of all quality control inspection work by SELLER shall be kept complete and available to LOCKHEED MARTIN and its customers.
30. RELEASE OF INFORMATION
Except as required by law, no public release of any information, or confirmation or denial of same, with respect to this Contract or the subject matter hereof, will be made by SELLER or its subcontractors without the prior written approval of LOCKHEED MARTIN. SELLER shall not use "Lockheed Martin," "Lockheed Martin Corporation," or any other trademark or logo owned by LOCKHEED MARTIN, in whatever shape or form, without the prior written consent of LOCKHEED MARTIN.
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081
31. RETENTION OF RECORDS
Unless a longer period is specified in this Contract or by law or regulation, SELLER shall retain all records related to this Contract for four (4) years from the date of final payment received by SELLER. Records related to this Contract include, but are not limited to, financial, proposal, procurement, specifications, production, inspection, test, quality, shipping and export, and certification records. At no additional cost, SELLER shall timely provide access to such records to the US Government and/or LOCKHEED MARTIN upon request.
32. SELLER BUSINESS SYSTEMS
"SELLER Business Systems” as used in this clause means SELLER’s material management and accounting system, cost estimating system, accounting system, earned value management system, property management system, and purchasing system. If SELLER’s Business Systems are reviewed and approved by a Government agency, SELLER shall provide prompt notice to LOCKHEED MARTIN whenever there is a material change in the status of the Government’s approval or determination of adequacy of any of SELLER’s Business Systems.
33. SEVERABILITY
Each clause, paragraph and subparagraph of this Contract is severable, and if one or more of them are declared invalid, the remaining provisions of this Contract will remain in full force and effect.
34. SURVIVABILITY
All rights, obligations, and duties hereunder, which by their nature or by their express terms extend beyond the expiration or termination of this Contract, including but not limited to warranties, indemnifications, intellectual property (including rights to and protection of intellectual property and proprietary information), and product support obligations shall survive the expiration or termination of this Contract.
35. TIMELY PERFORMANCE
(a) SELLER's timely performance is a critical element of this Contract.
(b) Unless advance shipment has been authorized in writing by LOCKHEED MARTIN, LOCKHEED MARTIN may store at SELLER's expense, or return, shipping charges collect, all Work received in advance of the scheduled delivery date.
(c) SELLER shall provide LOCKHEED MARTIN status of performance of this Contract when requested. In addition, if SELLER becomes aware of an impending labor dispute involving SELLER or any lower tier subcontractor, or any other difficulty in performing the Work, SELLER shall timely notify LOCKHEED MARTIN, in writing, giving pertinent details. These notifications may impact delivery schedule and the parties agree to negotiate a revised delivery schedule if Seller can show that they have taken reasonable steps to mitigate the issue.
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081
36. TRAVEL COSTS
(a) All travel incurred by SELLER in the performance of this Contract, which included in the contract price, is reimbursable as incurred. Any travel in excess of the contract price shall not be reimbursed by LOCKHEED MARTIN unless such travel is expressly authorized in writing in advance by LOCKHEED MARTIN’s Procurement Representative.
(b) When travel is authorized under this Contract, SELLER shall be reimbursed for necessary, reasonable, and actual travel expenses for transportation, lodging, meals and incidental expenses only to the extent that they (1) do not exceed the maximum per diem rate in effect at the time of travel, as set forth in the United States Federal Travel Regulations for the area of travel authorized under this Contract and (2) are otherwise reimbursable pursuant to the Allowable Cost and Payment clause of this Contract. Air travel shall be reimbursed for coach class only. Lodging expenses are reimbursable only where incurred from establishments serving the general public.
(c) SELLER shall provide a summary of all such costs by category of expense with invoice upon request. SELLER shall provide a legible receipt copy for each claimed individual expense exceeding $75.00 upon request.
37. USE OF FREE, LIBRE AND OPEN SOURCE SOFTWARE (FLOSS) - RESERVED
38. USE OF DELIVERABLE TECHNICAL DATA AND COMPUTER SOFTWARE
(a) This clause applies only to technical data or computer software delivered by SELLER to LOCKHEED MARTIN under this Contract.
(b) As used in this clause "Nonconforming Marking" means any confidential, proprietary, or other restrictive-use markings that are not expressly permitted by applicable FAR, DFARS, NASA FAR Supplement or other applicable U.S. Government agency acquisition clauses incorporated into this Contract. SELLER shall not deliver technical data or computer software that contains Nonconforming Markings. On behalf of the Government, LOCKHEED MARTIN may notify SELLER of such a Nonconforming Marking. SELLER shall work with LOCKHEED MARTIN to remove or correct such markings as appropriate within sixty (60) days after such notification.
39. WAIVERS, APPROVALS, AND REMEDIES
(a) Failure by either party to enforce any of the provisions of this Contract or applicable law shall not constitute a waiver of the requirements of such provisions or law, or as a waiver of the right of a party thereafter to enforce such provision or law.
(b) LOCKHEED MARTIN's approval of documents shall not relieve SELLER of its obligation to comply with the requirements of this Contract.
(c) The rights and remedies of either party in this Contract are cumulative and in addition to any other rights and remedies provided by law or in equity.
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40. WORK ON LOCKHEED MARTIN AND THIRD PARTY PREMISES
(a) “Premises” as used in this clause means premises of LOCKHEED MARTIN, its customers, or other third parties where Work is being performed.
(b) SELLER shall ensure that SELLER personnel working on Premises comply with any on-premises policies and: (i) do not bring weapons of any kind onto Premises; (ii) do not manufacture, sell, distribute, possess, use or be under the influence of controlled substances or alcoholic beverages while on Premises; (iii) do not possess hazardous materials of any kind on Premises without LOCKHEED MARTIN's authorization; (iv) remain in authorized areas only; (v) do not conduct any non-LOCKHEED MARTIN related business activities (such as interviews, hirings, dismissals or personal solicitations) on Premises, (vi) do not send or receive non-LOCKHEED MARTIN related mail through LOCKHEED MARTIN's or third party's mail systems; (vii) do not sell, advertise or market any products or memberships, distribute printed, written or graphic materials on Premises without LOCKHEED MARTIN's written permission or as permitted by law; and (viii) follow instruction from LOCKHEED MARTIN in the event of an actual or imminent safety or environmental hazard on Premises.
(c) All persons, property, and vehicles entering or leaving Premises are subject to search.
(d) SELLER shall promptly notify LOCKHEED MARTIN and provide a report of any accidents or security incidents involving loss of or misuse or damage to LOCKHEED MARTIN, customer, or third party intellectual or physical assets, and all physical altercations, assaults, or harassment.
(e)(1) Prior to entry on Premises, SELLER shall coordinate with LOCKHEED MARTIN to gain access. SELLER shall provide information reasonably required by LOCKHEED MARTIN to ensure proper identification of personnel, including, but not limited to verification of citizenship, lawful permanent resident status, protected individual or other status.
(2) SELLER personnel requiring access to Premises shall, prior to entry, be screened by SELLER at no charge to LOCKHEED MARTIN through the LOCKHEED MARTIN Contractor Screen Program, or otherwise screened by SELLER in a manner satisfactory to LOCKHEED MARTIN.
(f) SELLER shall ensure that SELLER personnel: (i) do not remove LOCKHEED MARTIN, customer, or third party assets from Premises without LOCKHEED MARTIN authorization; (ii) use LOCKHEED MARTIN, customer, or third party assets only for purposes of this Contract; (iii) only connect with, interact with or use computer resources, networks, programs, tools or routines authorized by LOCKHEED MARTIN; and (iv) do not share or disclose user identifiers, passwords, cipher keys or computer dial port telephone numbers. LOCKHEED MARTIN may periodically audit SELLER's data residing on LOCKHEED MARTIN, customer, or third party assets on Premises.
(g) LOCKHEED MARTIN may, at its sole discretion, have SELLER remove any specified employee of SELLER from Premises and require that such employee not be reassigned to any Premises under this Contract.
(h) Violation of this clause may result in termination of this Contract in addition to any other remedy available to LOCKHEED MARTIN at law or in equity. SELLER shall reimburse LOCKHEED MARTIN, customer, or third party for any unauthorized use of LOCKHEED MARTIN, customer, or third party assets.
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Negotiated between Lockheed Martin and Valley Tech Systems (VTS) dated 31 August 2022 for PO 4105206081
(i) SELLER shall advise the LOCKHEED MARTIN Procurement Representative of any unauthorized direction or course of conduct.
(j) SELLER shall immediately report to LOCKHEED MARTIN all emergencies (e.g., medical, fire, spills or release of any hazardous material) and non-emergency incidents (e.g., job-related injuries or illnesses) affecting the Work. SELLER shall provide LOCKHEED MARTIN with a copy of any reports of such incidents SELLER makes to governmental authorities..
41. LIMITATION OF LIABILITY
SELLER's cumulative liability to Buyer shall be limited to no more than $5 Million dollars of the value of this Subcontract, except for bodily injury, gross negligence, patent infringement or intention misconduct. Notwithstanding the availability of such remedies under the controlling law of this Contract, in no case or instance shall either party be liable to the other for any incidental, consequential, special, incidental, indirect, multiple, administrative or punitive damages or any damages or an indirect or consequential nature arising out of or related to Seller’s performance under Buyer’s Order, including, without limitation, loss of use, loss of revenues, loss of anticipated profits, and cost of capital, whether based on breach of Buyer’s Order, warranty, negligence, or any other type of claim, and whether grounded in tort, contract, civil law, or other theories of liability, including strict liability, even if advised in advance of the possibility of such damages.
To the extent that this limitation of liability conflicts with any other Section or Provision herein, such provision shall be regarded as amended to whatever extent required to make such provision consistent with this section.
43. COST INFORMATION
Notwithstanding any provision to the contrary, SELLER shall not be required to provide its rate information directly to LOCKHEED MARTIN under any circumstances. SELLER may instead provide it directly to the U.S. Government for audit purposes.
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16

LOCKHEED MARTIN CORPORATION
CORPDOC 4A
FEDERAL ACQUISITION REGULATION (FAR) AND DEFENSE FEDERAL ACQUISITION REGULATION SUPPLEMENT (DFARS)
FLOWDOWN PROVISIONS FOR COST REIMBURSEMENT AND T&M SUBCONTRACTS/PURCHASE ORDERS FOR NON-COMMERCIAL ITEMS UNDER A UNITED STATES DEPARTMENT OF DEFENSE PRIME CONTRACT
A. INCORPORATION OF FAR AND DFARS CLAUSES
The FAR and DFARS clauses referenced below are incorporated herein by reference, with the same force and effect as if they were given in full text, and are applicable, including any notes following the clause citation, to this Contract. If the date or substance of any of the clauses listed below is different from the date or substance of the clause actually incorporated in the Prime Contract referenced by number herein, the date or substance of the clause incorporated by said Prime Contract shall apply instead. The Contracts Disputes Act shall have no application to this Contract, and nothing in this Contract grants SELLER a direct claim or cause of action against the U.S. Government. Any reference to a "Disputes" clause shall mean the "Disputes" clause of this Contract. SELLER shall include in each lower-tier subcontract the appropriate flow down clauses as required by the FAR and FAR Supplement clauses included in this Contract.
B. GOVERNMENT SUBCONTRACT
(a) This Contract is entered into by the parties in support of a U.S. Government contract.
(b) As used in the FAR and DFARS clauses referenced below and otherwise in this Contract:
1. "Commercial Item" means a commercial item as defined in FAR 2.101.
2. "Commercially available off-the-shelf (COTS) item" means a COTS item as defined in FAR 2.101
3. "Contract" means this contract.
4. "Contracting Officer" shall mean the U.S. Government Contracting Officer for LOCKHEED MARTIN's government prime contract under which this Contract is entered.
5. "Contractor" and "Offeror" means the SELLER, which is the party identified on the face of the Contract with whom Lockheed Martin is contracting, acting as the immediate subcontractor to LOCKHEED MARTIN.
6. "Prime Contract" means the contract between LOCKHEED MARTIN and the U.S. Government or between LOCKHEED MARTIN and its higher-tier contractor who has a contract with the U.S. Government.
7. "Subcontract" means any contract placed by SELLER or lower-tier subcontractors under this Contract.

C. NOTES
(a) The following notes apply to the clauses incorporated by reference below only when specified in the parenthetical phrase following the clause title and date.
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1. Substitute "LOCKHEED MARTIN" for "Government" or "United States" throughout this clause.
2. Substitute "LOCKHEED MARTIN Procurement Representative" for "Contracting Officer", "Administrative Contracting Officer", and "ACO" throughout this clause.
3. Insert "and LOCKHEED MARTIN" after "Government" throughout this clause.
4. Insert "or LOCKHEED MARTIN" after "Government" throughout this clause.
5. Communication/notification required under this clause from/to SELLER to/from the Contracting Officer shall be through LOCKHEED MARTIN.
6. Insert "and LOCKHEED MARTIN" after "Contracting Officer", throughout the clause.
7. Insert "or LOCKHEED MARTIN PROCUREMENT REPRESENTATIVE" after "Contracting Officer", throughout the clause.
8. If SELLER is an international contractor, this clause applies to this Contract only if Work under the Contract will be performed in the United States or Contractor is recruiting employees in the United States to Work on the Contract.
(b) See also the clause of this Contract entitled Communication with Lockheed Martin Customer with respect to communications between SELLER and the Government.
D. AMENDMENTS REQUIRED BY PRIME CONTRACT
SELLER agrees that upon the request of LOCKHEED MARTIN it will negotiate in good faith with LOCKHEED MARTIN relative to amendments to this Contract to incorporate additional provisions herein or to change provisions hereof, as LOCKHEED MARTIN may reasonably deem necessary in order to comply with the provisions of the applicable Prime Contract or with the provisions of amendments to such Prime Contract. If any such amendment to this Contract causes an increase or decrease in the cost of, or the time required for, performance of any part of the Work under this Contract, an equitable adjustment shall be made pursuant to the "Changes" clause of this Contract.
E. PRESERVATION OF THE GOVERNMENT'S RIGHTS
If LOCKHEED MARTIN furnishes designs, drawings, special tooling, equipment, engineering data, or other technical or proprietary information (Furnished Items) which the U. S. Government owns or has the right to authorize the use of, nothing herein shall be construed to mean that LOCKHEED MARTIN, acting on its own behalf, may modify or limit any rights the Government may have to authorize SELLER's use of such Furnished Items in support of other U. S. Government prime contracts.

F. PROVISIONS OF THE FEDERAL ACQUISITION REGULATION (FAR) INCORPORATED BY REFERENCE
The following FAR clauses apply to this Contract:
FAR 52.203-6 RESTRICTIONS ON SUBCONTRACTOR SALES TO THE GOVERNMENT (SEP 2006) (Applies if this Contract exceeds $150,000.)
FAR 52.203-12 LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL TRANSACTIONS (OCT 2010) (Applies if this Contract exceeds $150,000.)
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FAR 52.203-13 CONTRACTOR CODE OF BUSINESS ETHICS AND CONDUCT (OCT 2015) (Applies if this Contract exceeds 5,500,000 and the period of performance is more than 120 days. Disclosures made under this clause shall be made directly to the Government entities identified in the clause.)
FAR 52.203-14 DISPLAY OF HOTLINE POSTER(S) (OCT 2015) (Applies if this Contract exceeds 5,500,000. Contact the Lockheed Martin Procurement Representative for the location where posters may be contained if not indicated elsewhere in the Contract. Note 8 applies.)
FAR 52.203-17 CONTRACTOR EMPLOYEE WHISTLEBLOWER RIGHTS AND REQUIREMENT TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS (APR 2014) (Applies if this Contract exceeds $150,000.)
FAR 52.203-19 PROHIBITION ON REQUIRING CERTAIN INTERNAL CONFIDENTIALITY AGREEMENTS OR STATEMENTS (JAN 2017)
FAR 52.204-2 SECURITY REQUIREMENTS (AUG 1996) (Applies if the Work requires access to classified information. If SELLER is an educational institution and performing a cost-reimbursement contract, Alternate I applies.)
FAR 52.204-9 PERSONAL IDENTITY VERIFICATION OF CONTRACTOR PERSONNEL (JAN 2011) (Applies where SELLER will have physical access to a federally-controlled facility or access to a Federal information system.)
FAR 52.204-10 REPORTING EXECUTIVE COMPENSATION AND FIRST-TIER SUBCONTRACT AWARDS (OCT 2018) (Subparagraph (d)(2) does not apply. If SELLER meets the thresholds specified in paragraphs (d)(3) and (g)(2) of the clause, SELLER shall report required executive compensation by posting the information to the Government's System for Award Management (SAM) database. All information posted will be available to the general public.)
FAR 52.204-21 BASIC SAFEGUARDING OF COVERED CONTRACTOR INFORMATION SYSTEMS (JUN 2016) (Applies unless SELLER is furnishing commercially available off-the-shelf items.)
FAR 52.204-23 PROHIBITION ON CONTRACTING FOR HARDWARE, SOFTWARE, AND SERVICES DEVELOPED OR PROVIDED BY KASPERSKY LAB AND OTHER COVERED ENTITIES (JUL 2018) (SELLER shall provide LOCKHEED MARTIN copies of any reports provided under this clause which relate to the performance of this Contract.)

FAR 52.209-6 PROTECTING THE GOVERNMENT'S INTEREST WHEN SUBCONTRACTING WITH CONTRACTORS DEBARRED, SUSPENDED, OR PROPOSED FOR DEBARMENT (OCT 2015) (Applies if this Contract exceeds $35,000. Copies of notices provided by SELLER to the Contracting Officer shall be provided to LOCKHEED MARTIN.)
FAR 52.211-5 MATERIAL REQUIREMENTS (AUG 2000) (Note 2 applies.)
FAR 52.215-2 AUDIT AND RECORDS-NEGOTIATION (OCT 2010) (Applies if this Contract exceeds $150,000. Note 3 applies. Alternate II applies if SELLER is an educational or non-profit institution.)
FAR 52.215-10 PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA (AUG 2011) (Applies if submission of certified cost or pricing data is required. Notes 2 and 4 apply except the first time "Contracting Officer" appears in paragraph (c)(1). "Government" means "LOCKHEED MARTIN" in paragraph (d)(1). Rights and obligations under this clause shall survive completion of the Work and final payment under this Contract.)
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FAR 52.215-11 PRICE REDUCTION FOR DEFECTIVE CERTIFIED COST OR PRICING DATA - MODIFICATIONS (AUG 2011) (Applies if submission of certified cost or pricing data is required for modifications. Notes 2 and 4 apply except the first time "Contracting Officer" appears in paragraph (d)(1). "Government" means "LOCKHEED MARTIN" in paragraph (e)(1). Rights and obligations under this clause shall survive completion of the Work and final payment under this Contract.)
FAR 52.215-12 SUBCONTRACTOR CERTIFIED COST OR PRICING DATA (OCT 2010) (Applies if this Contract exceeds the threshold under FAR 15.403 and is not otherwise exempt.)
FAR 52.215-13 SUBCONTRACTOR CERTIFIED COST OR PRICING DATA - MODIFICATIONS (OCT 2010) (Applies if this Contract exceeds the threshold under FAR 15.403 and is not otherwise exempt.)
FAR 52.215-14 INTEGRITY OF UNIT PRICES (OCT 2010) (Applies if this Contract exceeds $150,000. Delete paragraph (b) of the clause.)
FAR 52.215-15 PENSION ADJUSTMENTS AND ASSET REVERSIONS (OCT 2010) (Applies if this Contract meets the applicability requirements of FAR 15.408(g). Note 5 applies.)
FAR 52.215-16 FACILITIES CAPITAL COST OF MONEY (JUN 2003) (Applies only if this Contract is subject to the Cost Principles at FAR Subpart 31.2 and SELLER proposed facilities capital cost of money in its offer.)
FAR 52.215-17 WAIVER OF FACILITIES CAPITAL COST OF MONEY (OCT 1997) (Applies only if this Contract is subject to the Cost Principles at FAR Subpart 31.2 and SELLER did not propose facilities capital cost of money in its offer.)
FAR 52.215-18 REVERSION OR ADJUSTMENT OF PLANS FOR POST-RETIREMENT BENEFITS (PRB) OTHER THAN PENSIONS (JUL 2005) (Applicable if this Contract meets the applicability requirements of FAR 15.408(j). Note 5 applies.)
FAR 52.215-19 NOTIFICATION OF OWNERSHIP CHANGES (OCT 1997) (Applies if this Contract meets the applicability requirements of FAR 15.408(k). Note 5 applies.)

FAR 52.215-20 REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA OR INFORMATION OTHER THAN COST OR PRICING DATA (OCT 2010) (Note 2 applies in paragraph (a)(1).)
FAR 52.215-21 REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA OR INFORMATION OTHER THAN COST OR PRICING DATA - MODIFICATIONS (OCT 2010) (Note 2 applies in paragraphs (a)(1) and (b).)
FAR 52.215-23 LIMITATION ON PASS-THROUGH CHARGES (OCT 2009) Applies if this is a cost-reimbursement subcontract in excess of $150,000, except if the prime contract to which this contract relates is with DoD, then the clause applies to both cost-reimbursement subcontracts and fixed-price subcontracts, except those identified in 15.408(n)(2)(i)(B)(2), that exceed $750,000. Notes 4 and 6 apply.)
FAR 52.216-7 ALLOWABLE COST AND PAYMENT (AUG 2018) (Note 1 applies except in except in paragraphs (a)(3) and (b)(1)(ii)(F) where note 3 applies. Note 2 applies except in paragraph (g) where note 7 applies. The blank in paragraph (a)(3) is completed with "the 30th" unless otherwise specified in this Contract. Paragraphs (a)(2), (b)(4), and (d)(4) are deleted. In paragraph (h) "six years" is changed to "5 years." The references to government entities in paragraph (d) are unchanged. Does not apply to labor hour contracts. For time and materials contracts, applies on to the material portion of the contract).
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FAR 52.216-8 FIXED FEE (JUN 2011) (Applies only if this Contract includes a fixed fee. Notes 1 and 2 apply. Delete the last two sentences of the clause. Does not apply if this is a labor hour or time and materials contract.)
FAR 52.216-10 INCENTIVE FEE (JUN 2011) (Applies only if this Contract includes an incentive fee. Notes 1 and 2 apply, except in paragraphs (e)(4)(v) and (e)(4)(vi) where "Government" is unchanged. Subparagraph (e)(4)(iv) and the last two sentences of paragraph (c)(2) are deleted. The amounts in paragraph (e) are set forth on the face of the Contract) Does not apply if this is a labor hour or time and materials contract.).
FAR 52.216-11 COST CONTRACT - NO FEE (APR 1984) (Applies only if this Contract is placed on a cost reimbursement - no fee basis. Notes 1 and 2 apply. Does not apply if this is a labor hour or time and materials contract.)
FAR 52.219-8 UTILIZATION OF SMALL BUSINESS CONCERNS (OCT 2018) (Note 8 applies.)
FAR 52.219-9 SMALL BUSINESS SUBCONTRACTING PLAN (AUG 2018) (Applies if this Contract exceeds $700,000 except the clause does not apply if SELLER is a small business concern. Note 2 is applicable to paragraph (c) only. SELLER's subcontracting plan is incorporated herein by reference. Note 8 applies.)
FAR 52.222-2 PAYMENT FOR OVERTIME PREMIUMS (JUL 1990) (Insert Zero in the blank. Notes 2 and 3 apply.)
FAR 52.222-4 CONTRACT WORK HOURS AND SAFETY STANDARDS ACT - OVERTIME COMPENSATION (MAY 2018) (Applies if the Contract may require or involve the employment of laborers and mechanics. Note 8 applies.)
FAR 52.222-21 PROHIBITION OF SEGREGATED FACILITIES (APR 2015) (Note 8 applies.)
FAR 52.222-26 EQUAL OPPORTUNITY (SEP 2016) (Note 8 applies.)

FAR 52.222-35 EQUAL OPPORTUNITY FOR VETERANS (OCT 2015) (Applies if this Contract is for $150,000 or more. Note 8 applies.)
FAR 52.222-36 AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUL 2014) (Applies if this Contract exceeds $15,000. Note 8 applies.)
FAR 52.222-37 EMPLOYMENT REPORTS ON VETERANS (FEB 2016) (Applies if this Contract is for $150,000 or more. Note 8 applies.)
FAR 52.222-40 NOTIFICATION OF EMPLOYEE RIGHTS UNDER THE NATIONAL LABOR RELATIONS ACT (DEC 2010) (Applies if this Contract exceeds $10,000. Note 8 applies.)
FAR 52.222-41 SERVICE CONTRACT ACT OF 1965 (AUG 2018) (Applies if this Contract is for services subject to the Service Contract Act. The clause does not apply if this Contract has been administratively exempted by the Secretary of Labor or exempted by 41 U.S.C. 356, as interpreted in Subpart C of 29 CFR Part 4. Note 8 applies.)
FAR 52.222-50 COMBATING TRAFFICKING IN PERSONS (MAR 2015) (Note 2 applies. In paragraph (e) Note 3 applies.)
FAR 52.222-54 EMPLOYMENT ELIGIBILITY VERIFICATION (OCT 2015) (Applies if this Contract exceeds $3,500 except for commercial services that are part of the purchase of a COTS item (or an item that
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would be a COTS item, but for minor modifications), performed by the COTS provider, and are normally provided for that COTS item. Note 8 applies.)
FAR 52.222-55 MINIMUM WAGES UNDER EXECUTIVE ORDER 13658 (DEC 2015) (Applies if this Contract is subject to the Service Contract Labor Standards statute or the Wage Rate Requirements (Construction) statute, and is to be performed in whole or in part in the United States. "Contracting Officer" means "LOCKHEED MARTIN.")
FAR 52.222-62 PAID SICK LEAVE UNDER EXECUTIVE ORDER 13706 (JAN 2017) (Applies if this Contract is subject to the Service Contract Labor Standards statute or the Wage Rate Requirements (Construction) statute, and are to be performed in whole or in part in the United States.)
FAR 52.223-3 HAZARDOUS MATERIAL IDENTIFICATION AND MATERIAL SAFETY DATA (JAN 1997) (Applies if this Contract involves hazardous material. Notes 2 and 3 apply, except for paragraph (f) where Note 4 applies.)
FAR 52.223-7 NOTICE OF RADIOACTIVE MATERIALS (JAN 1997) (Applies to Work containing covered radioactive material.
In the blank insert "30". Notes 1 and 2 apply.)
FAR 52.223-11 OZONE-DEPLETING SUBSTANCES (JUN 2016) (Applies if the Work was manufactured with or contains ozone-depleting substances.)
FAR 52.223-18 ENCOURAGING CONTRACTOR POLICIES TO BAN TEXT MESSAGING WHILE DRIVING (AUG 2011) (Applies if this Contract exceeds $3,500. Note 8 applies.)

FAR 52.224-3 PRIVACY TRAINING (JAN 2017) (Applies if SELLER will (1) have access to a system of records; (2) create, collect, use, process, store, maintain, disseminate, disclose, dispose, or otherwise handle personally identifiable information; or (3) design, develop, maintain, or operate a system of records. In paragraph (d), Note 6 applies.)
FAR 52.225-1 BUY AMERICAN ACT -- SUPPLIES (MAY 2014) (Applies if the Work contains other than domestic components. Note 2 applies to the first time "Contracting Officer" is mentioned in paragraph (c).)
FAR 52.225-5 TRADE AGREEMENTS (AUG 2018) (Applies if the Work contains other than U.S. made or designated country end products as specified in the clause.)
FAR 52.225-8 DUTY FREE ENTRY (OCT 2010) (Applies if Work will be imported into the Customs Territory of the United States. Note 2 applies.)
FAR 52.225-13 RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (JUN 2008)
FAR 52.227-1 AUTHORIZATION AND CONSENT (DEC 2007) (Applies only if the Prime Contract contains this clause.)
FAR 52.227-2 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT (DEC 2007) (Applies if this Contract exceeds $150,000. Notes 2 and 4 apply.)
FAR 52.227-9 REFUND OF ROYALTIES (APR 1984) (Applies when reported royalty exceeds $250. Note 1 applies except for the first two times "Government" appears in paragraph (d). Note 2 applies.)
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FAR 52.227-10 FILING OF PATENT APPLICATIONS-CLASSIFIED SUBJECT MATTER (DEC 2007) (Applies if the Work or any patent application may cover classified subject matter.)
FAR 52.227-11 PATENT RIGHTS-OWNERSHIP BY THE CONTRACTOR (MAY 2014) (Applies if this Contract includes, at any tier, experimental, developmental, or research Work and SELLER is a small business concern or domestic nonprofit organization. Reports required by this clause shall be filed with the agency identified in this Contract. If no agency is identified, contact the LOCKHEED MARTIN Procurement Representative identified on the face of this Contract. FAR 52.227-13 applies in lieu of this clause if SELLER is not located in the United States or does not have a place of business located in the United States or is subject to the control of a foreign government.)
FAR 52.227-13 PATENT RIGHTS - OWNERSHIP BY THE GOVERNMENT (DEC 2007) (Applies if this Contract is for experimental, developmental or research work and SELLER is not located in the United States or does not have a place of business located in the United States or is subject to the control of a foreign government. Paragraph (g) is deleted. If not otherwise included in this Contract, the name and address of the contracting officer may be obtained from LOCKHEED MARTIN's authorized representative.)
FAR 52.227-14 RIGHTS IN DATA - GENERAL (MAY 2014) (Does not apply if DFARS 252.227-7013 applies).
FAR 52.228-5 INSURANCE -- WORK ON A GOVERNMENT INSTALLATION (JAN 1997) (Applies if this Contract involves Work on a Government installation. Note 2 applies. Note 4 applies to paragraph (b). Unless otherwise specified by this Contract, the minimum kinds and amount of insurance shall be as described in FAR 28.307-2.)

FAR 52.230-2 COST ACCOUNTING STANDARDS (OCT 2015) (Applies only when referenced in this Contract that full CAS coverage applies. "United States" means "United States or LOCKHEED MARTIN." Delete paragraph (b) of the clause.)
FAR 52.230-3 DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES (OCT 2015) (Applies only when referenced in this Contract that modified CAS coverage applies. "United States" means "United States or LOCKHEED MARTIN." Delete paragraph (b) of the clause.)
FAR 52.230-4 DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES FOR CONTRACTS AWARDED TO FOREIGN CONCERNS (OCT 2015) (Applies only when referenced in this Contract, modified CAS coverage applies. Note 3 applies in the second and third sentences.)
FAR 52.230-5 COST ACCOUNTING STANDARDS -- EDUCATIONAL INSTITUTIONS (AUG 2016) (Applies only when referenced in this Contract that this CAS clause applies. "United States" means "United States or LOCKHEED MARTIN." Delete paragraph (b) of the clause.)
FAR 52.230-6 ADMINISTRATION OF COST ACCOUNTING STANDARDS (JUN 2010) (Applies if FAR 52.230-2, FAR 52.230-3, FAR 52.230-4 or FAR 52.230-5 applies.)
FAR 52.232-7 PAYMENTS UNDER TIME-AND-MATERIALS AND LABOR-HOUR CONTRACTS (AUG 2012) (Applies if this is a labor hour or time and materials prime contract. Notes 1 and 2 apply. The third sentence of paragraph (a)(8) is deleted. In paragraph (f) "one year" is changed to "six months," and in paragraph (g)(2) "6 years" is changed to "five years." Paragraphs (c) and (i) are deleted.)
FAR 52.232-20 LIMITATION OF COST (APR 1984) (Applies if this is a fully funded cost reimbursement Contract. Notes 1 and 2 apply.)
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FAR 52.232-22 LIMITATION OF FUNDS (APR 1984) (Applies if this Contract is an incrementally funded cost reimbursement Contract. Notes 1 and 2 apply.)
FAR 52.232-40 PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS SUBCONTRACTORS (DEC 2013) (Applies if SELLER is a small business concern. Note 1 applies. This clause does not apply if LOCKHEED MARTIN does not receive accelerated payments under the prime contract. Not all agencies provide accelerated payments.)
FAR 52.233-3 PROTEST AFTER AWARD (AUG 1996) (In the event LOCKHEED MARTIN's customer has directed LOCKHEED MARTIN to stop performance of the Work under the Prime Contract under which this Contract is issued pursuant to FAR 33.1, LOCKHEED MARTIN may, by written order to Contractor, direct Contractor to stop performance of the Work called for by this Contract. "30 days" means "20 days" in paragraph (b)(2). Note 1 applies except the first time "Government" appears in paragraph (f). In paragraph (f) add after "33.104(h) (1)" the following: "and recovers those costs from LOCKHEED MARTIN". Alternate I (JUN 1985) applies in this is a cost-reimbursement contract).
FAR 52.234-1 INDUSTRIAL RESOURCES DEVELOPED UNDER DEFENSE PRODUCTION ACT TITLE III ( SEP 2016) (Notes 1 and 2 apply.)

FAR 52.237-2 PROTECTION OF GOVERNMENT BUILDINGS, EQUIPMENT AND VEGETATION (APR 1984) (Applies if Work is performed on a Government installation. Note 2 applies. Note 4 applies to the second time "Government" appears in the clause.)
FAR 52.242-13 BANKRUPTCY (JUL 1995) (Notes 1 and 2 apply.)
FAR 52.242-15 STOP-WORK ORDER (AUG 1989) (Notes 1 and 2 apply. Alternate I (APR 1984) applies if this is a costreimbursement contract.)
FAR 52.243-2 CHANGES - COST REIMBURSEMENT (AUG 1987) (Notes 1 and 2 apply. Applies if this is a costreimbursement contract.)
FAR 52.243-3 CHANGES - TIME-AND-MATERIALS OR LABOR-HOURS (SEP 2000) (Notes 1 and 2 apply. Applies if this is a labor hour or time and materials contract.)
FAR 52.243-6 CHANGE ORDER ACCOUNTING (APR 1984) (Applies if the Prime Contract requires Change Order Accounting. Note 2 applies.)
FAR 52.244-5 COMPETITION IN SUBCONTRACTING (DEC 1996)
FAR 52.244-6 SUBCONTRACTS FOR COMMERCIAL ITEMS (OCT 2018)
FAR 52.245-1 GOVERNMENT PROPERTY (JAN 2017) (ALT I) ("Contracting Officer" means "LOCKHEED MARTIN" except in the definition of Property Administrator and in paragraphs (h)(1)(iii) where it is unchanged, and in paragraphs (c) and (h)(4) where it includes LOCKHEED MARTIN. "Government" is unchanged in the phrases "Government property" and "Government furnished property" and where elsewhere used except in paragraph (d)(1) where it means "LOCKHEED MARTIN" and except in paragraphs (d)(2) and (g) where the term includes LOCKHEED MARTIN. The following is added as paragraph (n) "SELLER shall provide to LOCKHEED MARTIN immediate notice if the Government or other customers (i) revokes its assumption of loss under any direct contracts with SELLER, or (ii) makes a determination that SELLER's property management practices are inadequate, and/or present an undue risk, or that SELLER has failed to take corrective action when required.")
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FAR 52.246-3 INSPECTION OF SUPPLIES - COST REIMBURSEMENT (MAY 2001) (Applies if this is a cost-reimbursement contract. Note 1 applies, except in paragraphs (b), (c), and (d) where Note 3 applies, and in paragraph (k) where the term is unchanged. In paragraph (e), change "60 days" to "120 days", and in paragraph (f) change "6 months" to "12 months".)
FAR 52.246-5 INSPECTION OF SERVICES - COST REIMBURSEMENT (APR 1984) (Applies if this is a cost-reimbursement contract. Note 3 applies in paragraphs (b) and (c). Note 1 applies in paragraphs (d) and (e).)
FAR 52.246-6 INSPECTION TIME-AND-MATERIAL AND LABOR-HOUR (MAY 2001) (Applies if this is a labor hour or time and material contract. In paragraphs (b),(c),(d), Note 3 applies; in paragraphs (e),(f),(g),(h), Note 1 applies.)
FAR 52.247-63 PREFERENCE FOR U.S.-FLAG AIR CARRIERS (JUN 2003) (Applies if this Contract involves international air transportation.)
FAR 52.247-64 PREFERENCE FOR PRIVATELY OWNED U.S. FLAG COMMERCIAL VESSELS (FEB 2006)
FAR 52.247-67 SUBMISSION OF TRANSPORTATION DOCUMENTS FOR AUDIT (FEB 2006) (Applies is this is a cost reimbursement contract and transportation will be reimbursed as a direct charge to the Contract. Note 5 applies. Delete subparagraph (a)(2).)
FAR 52.248-1 VALUE ENGINEERING (OCT 2010) (Applies if this Contract exceeds $150,000. Note 1 applies, except in paragraphs (c)(5), where Note 3 applies and except in (b)(3) where Note 4 applies, and where "Government" precedes "cost" throughout. Note 2 applies. In paragraph (m) "Government is unchanged." Also, "Government" does not mean "LOCKHEED MARTIN" in the phrase "Government costs.")
FAR 52.249-5 TERMINATION FOR CONVENIENCE OF THE GOVERNMENT (EDUCATIONAL AND OTHER NONPROFIT INSTITUTIONS (AUG 2016) (Applies in lieu of FAR 52.249-2 if this Contract is for research and development work with an educational or nonprofit institution on a no-profit or no-fee basis. Notes 1 and 2 apply. In paragraph (c) "120 days" is changed to "60 days." In paragraph (d) "1 year" is changed to "6 months" In paragraph (e) "1 year" is changed to "6 months." Paragraph (h) is deleted. Settlements and payments under this clause may be subject to the approval of the Contracting Officer.)
FAR 52.249-6 TERMINATION (COST-REIMBURSEMENT) (MAY 2004) (Notes 1 and 2 apply. Substitute "90 days" for "120 days" and "90-day" for "120-day" in paragraph (d). Substitute "180 days" for "1 year" in paragraph (f). In paragraph (j) "right of appeal", "timely appeal" and "on an appeal" shall mean the right to proceed under the "Disputes" clause of this Contract. Settlements and payments under this clause may be subject to the approval of the Contracting Officer. Alternate IV (SEP 1996) applies if this is a labor hour or time and materials contract.)
FAR 52.249-14 EXCUSABLE DELAYS (APR 1984) (Note 2 applies except in paragraph (a)(2); Note 1 applies to (c). In (a)(2) delete "either" and "or contractual".)
G. PROVISIONS OF THE DEPARTMENT OF DEFENSE FEDERAL ACQUISITION REGULATION SUPPLEMENT (DFARS) INCORPORATED BY REFERENCE
The following DFARS clauses apply to this Contract:
DFARS 252.203-7001 PROHIBITION ON PERSONS CONVICTED OF FRAUD OR OTHER DEFENSE CONTRACT-RELATED FELONIES (DEC 2008) (Applies if this Contract exceeds $150,000. The terms "contract," "contractor," and "subcontract" shall not change in meaning in paragraphs (a) and (d). Delete paragraph
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(g). In paragraph (e), the remedies described in subparagraphs (2) and (3) are available to Lockheed Martin not the Government. In paragraph (f), note 5 applies.)
DFARS 252.203-7002 REQUIREMENT TO INFORM EMPLOYEES OF WHISTLEBLOWER RIGHTS (SEP 2013)

DFARS 252.203-7003 AGENCY OFFICE OF THE INSPECTOR GENERAL (DEC 2012) (Applies when FAR 52.203-13 applies to this Contract.)
DFARS 252.203-7004 DISPLAY OF FRAUD HOTLINE POSTER(S) (OCT 2016) (Applies in lieu of FAR 52.203-14.)
DFARS 252.204-7009 LIMITATIONS ON THE USE AND DISCLOSURE OF THIRD PARTY CONTRACTOR REPORTED CYBER INCIDENT INFORMATION (OCT 2016) (Applies if this Contract involves services that include support for the Government's activities related to safeguarding covered defense information and cyber incident reporting.)
DFARS 252.204-7012 SAFEGUARDING COVERED DEFENSE INFORMATION AND CYBER INCIDENT REPORTING (OCT 2016) (Applies if this Contract is for operationally critical support or for which performance will involve covered defense information. SELLER shall furnish LOCKHEED MARTIN copies of notices provided to the Contracting Officer at the time such notices are sent. SELLER shall also furnish LOCKHEED MARTIN copies of any reports SELLER receives from its lower tier subcontractors.)
DFARS 252.204-7015 NOTICE OF AUTHORIZED DISCLOSURE OF INFORMATION FOR LITIGATION SUPPORT (MAY 2016)
DFARS 252.211-7003 ITEM UNIQUE IDENTIFICATION AND VALUATION (MAR 2016) (Applies if this Contract requires the Work to contain unique item identification." Items subject to unique item identification are identified elsewhere in this Contract. All reports required to be submitted under this clause shall be submitted to LOCKHEED MARTIN. "Government" means "LOCKHEED MARTIN" except in the definition of "issuing agency" in paragraph (a).)
DFARS 252.215-7010 REQUIREMENTS FOR CERTIFIED COST OR PRICING DATA AND OTHER DATA THAN CERTIFIED COST OR PRICING DATA (JAN 2018) This clause applies in lieu of FAR 52.215-20. Contracting Officer means "LOCKHEED MARTIN" Paragraph (b)(ii)(E) is deleted.
DFARS 252.219-7003 SMALL BUSINESS SUBCONTRACTING PLAN (DoD CONTRACTS) - BASIC (DEC 2018) (Applies if FAR 52.219-9 applies to this Contract.)
DFARS 252.222-7006 RESTRICTION ON THE USE OF MANDATORY ARBITRATION AGREEMENTS (DEC 2010) (The certification in paragraph (b)(2) applies to both SELLER in its own capacity and to SELLER's covered subcontractors.)
DFARS 252.223-7001 HAZARD WARNING LABELS (DEC 1991) (Applies if this Contract requires the delivery of hazardous materials.)
DFARS 252.223-7002 SAFETY PRECAUTIONS FOR AMMUNITION AND EXPLOSIVES (MAY 1994) (Applies only if the articles furnished under this Contract contain ammunition or explosives, including liquid and solid propellants. Notes 2, 3, and 5 apply to paragraphs (g)(1)(i) and (e)(1)(ii). Note 3 applies. Delete "prime" in (g)(1)(ii) and add "and LOCKHEED MARTIN Procurement Representative." Delete in (g)(1)(ii) "substituting its name for references to the Government.")
DFARS 252.223-7003 CHANGE IN PLACE OF PERFORMANCE - AMMUNITION AND EXPLOSIVES (DEC 1991) (Applies if DFARS 252.223-7002 applies to this Contract. Notes 2 and 4 apply.)
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DFARS 252.223-7007 SAFEGUARDING SENSITIVE CONVENTIONAL ARMS, AMMUNITION, AND EXPLOSIVES (SEP 1999) (Applies if this Contract is for the development, production, manufacture, or purchase of arms, ammunition, and explosives or when arms, ammunition, and explosives will be provided to SELLER as Government Furnished Property.)
DFARS 252.223-7008 PROHIBITION OF HEXAVALENT CHROMIUM (JUN 2013) (Note 2 applies.)
DFARS 252.225-7001 BUY AMERICAN AND BALANCE OF PAYMENTS PROGRAM (DEC 2017) (Applies if the Work contains other than domestic components. Applies in lieu of FAR 52.225-1.)
DFARS 252.225-7007 PROHIBITION ON ACQUISITION OF CERTAIN ITEMS FROM COMMUNIST CHINESE MILITARY COMPANIES (DEC 2018) Applies if this contract is for an item on the United States Munitions List or the 600 series of the Commerce Control List.)
DFARS 252.225-7009 RESTRICTION ON ACQUISITION OF CERTAIN ARTICLES CONTAINING SPECIALTY METALS (OCT 2014) (Applies if the Work to be furnished contains specialty metals. Paragraph (d) is deleted.)
DFARS 252.225-7012 PREFERENCE FOR CERTAIN DOMESTIC COMMODITIES (DEC 2017)
DFARS 252.225-7013 DUTY-FREE ENTRY (MAY 2016) (Notes 1 and 2 apply in subparagraph (c). Applies in lieu of FAR 52225-8. The prime contract number and identity of the Contracting Officer are contained elsewhere in this contract. If this information is not available, contact LOCKHEED MARTIN's Procurement Representative.)
DFARS 252.225-7016 RESTRICTION ON ACQUISITION OF BALL AND ROLLER BEARINGS (JUN 2011) (Applies if Work supplied under this Contract contains ball or roller bearings. Note 1 applies to subparagraph (a) (2).)
DFARS 252.225-7021 TRADE AGREEMENTS (DEC 2017) (Applies if the Work contains other than U.S.-made, qualifying country, or designated country end products. Applies in lieu of FAR 52.225-5.)
DFARS 252.225-7033 WAIVER OF UNITED KINGDOM LEVIES (APR 2003) (Applies if this Contract is with a United Kingdom firm. Note 2 applies. Note 1 applies to the second sentence of paragraph (a).)
DFARS 252.225-7043 ANTI-TERRORISM/FORCE PROTECTION POLICY FOR DEFENSE CONTRACTORS OUTSIDE THE UNITED STATES (JUN 2015) (Applies where SELLER will be performing or traveling outside the U.S. under this Contract. For paragraph (c), see applicable information cited in DFARS 225.7401.)
DFARS 252.225-7048 EXPORT-CONTROLLED ITEMS (JUN 2013)
DFARS 252.226-7001 UTILIZATION OF INDIAN ORGANIZATIONS, INDIAN-OWNED ECONOMIC ENTERPRISES AND NATIVE HAWAIIAN SMALL BUSINESS CONCERNS (SEP 2004) (Applies if this Contract exceeds $500,000. Note 2 applies to paragraph (c) the first time "Contracting Officer" appears.) In subparagraph (f)(1) "Contractor" shall mean "LOCKHEED MARTIN." LOCKHEED MARTIN shall have no liability to SELLER for any incentive payment under this clause unless and until the Government provides said incentive payment to LOCKHEED MARTIN.)

DFARS 252.227-7013 RIGHTS IN TECHNICAL DATA -- NONCOMMERCIAL ITEMS (FEB 2014) (Applies in lieu of FAR 52.227-14.)
DFARS 252.227-7014 RIGHTS IN NONCOMMERCIAL COMPUTER SOFTWARE AND NONCOMMERCIAL COMPUTER SOFTWARE DOCUMENTATION (FEB 2014) (Applies in lieu of FAR 52.227-14.)
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DFARS 252.227-7015 TECHNICAL DATA -- COMMERCIAL ITEMS (FEB 2014) (Applies to commercial items delivered under this Contract)
DFARS 252.227-7016 RIGHTS IN BID OR PROPOSAL INFORMATION (JAN 2011)
DFARS 252.227-7019 VALIDATION OF ASSERTED RESTRICTIONS - COMPUTER SOFTWARE (SEP 2016)
DFARS 252.227-7025 LIMITATIONS ON THE USE OR DISCLOSURE OF GOVERNMENT-FURNISHED INFORMATION MARKED
WITH RESTRICTIVE LEGENDS (MAY 2013) (For paragraph (c)(1), note 3 applies.)
DFARS 252.227-7026 DEFERRED DELIVERY OF TECHNICAL DATA OR COMPUTER SOFTWARE (APR 1988) (Note 1 applies.)
DFARS 252.227-7027 DEFERRED ORDERING OF TECHNICAL DATA OR COMPUTER SOFTWARE (APR 1988) (Note 1 applies to the first sentence.)
DFARS 252.227-7028 TECHNICAL DATA OR COMPUTER SOFTWARE PREVIOUSLY DELIVERED TO THE GOVERNMENT (JUN 1995) (The definitions for "contract" and "subcontract" shall not apply herein, except for the first reference to contract. Note 4 applies.)
DFARS 252.227-7030 TECHNICAL DATA - WITHHOLDING OF PAYMENT (MAR 2000) (Notes 1 and 2 apply to (a); Note 4 applies to (b).)
DFARS 252.227-7037 VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA (SEP 2016)
DFARS 252.227-7038 PATENT RIGHTS - OWNERSHIP BY THE CONTRACTOR (LARGE BUSINESS) (JUN 2012) (Applies if (1) SELLER is not small business or nonprofit organization subject to FAR 52.227-11, and (2) the Contract is for experimental, developmental, or research work.)
DFARS 252.228-7005 ACCIDENT REPORTING AND INVESTIGATION INVOLVING AIRCRAFT, MISSILES, AND SPACE LAUNCH VEHICLES (DEC 1991) (In paragraph (a) note 5 applies. In paragraph (b) note 3 applies.)
DFARS 252.231-7000 SUPPLEMENTAL COST PRINCIPLES (DEC 1991)
DFARS 252.235-7003 FREQUENCY AUTHORIZATION - BASIC (MAY 2014) (Applies if this Contract requires developing, producing, constructing, testing, or operating a device requiring a frequency authorization. Note 2 applies.)
DFARS 252.243-7001 PRICING OF CONTRACT MODIFICATIONS (DEC 1991) (Applies if this is a fixed price contract).
DFARS 252.244-7000 SUBCONTRACTS FOR COMMERCIAL ITEMS (JUN 2013)

DFARS 252.246-7003 NOTIFICATION OF POTENTIAL SAFETY ISSUES (JUN 2013) (Applies if this Contract is for (i) parts identified as critical safety items; (ii) systems and subsystems, assemblies, and subassemblies integral to a system; or (iii) repair, maintenance, logistics support, or overhaul services for systems and subsystems, assemblies, subassemblies, and parts integral to a system. SELLER shall provide notifications to LOCKHEED MARTIN and the contracting officer identified to SELLER.)
DFARS 252.246-7007 CONTRACTOR COUNTERFEIT ELECTRONIC PART DETECTION AND AVOIDANCE SYSTEM (AUG 2016) (Paragraphs (a) through (e) apply. In paragraph (c)(2) Note 3 applies. In paragraph (c)(6) Note 6 applies.)
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DFARS 252.246-7008 SOURCES OF ELECTRONIC PARTS (MAY 2018) (Applies if this contract is for electronic parts or assemblies containing electronic parts, unless SELLER is the original manufacturer. Note 1 applies except in paragraph (d). Note 2 applies.
DFARS 252.247-7023 TRANSPORTATION OF SUPPLIES BY SEA - BASIC (APR 2014) (Applies in lieu of FAR 52.247-64 in all Contracts for ocean transportation of supplies. In the first sentence of paragraph (g), insert a period after “Contractor” and delete the balance of the sentence. Paragraph (f) and (g) shall not apply if this Contract is at or below $150,000. Notes 1 and 2 apply to paragraph (g).)
DFARS 252.247-7024 NOTIFICATION OF TRANSPORTATION OF SUPPLIES BY SEA (MAR 2000) (Notes 1 and 2 apply.)
DFARS 252.249-7002 NOTIFICATION OF ANTICIPATED CONTRACT TERMINATION OR REDUCTION (OCT 2015) (Applies if this Contract exceeds $700,000. Note 2 applies. Delete paragraph (d) (1) and the first five words of paragraph (d) (2).)H. CERTIFICATIONS AND REPRESENTATIONS
SELLER acknowledges that LOCKHEED MARTIN will rely upon SELLER certifications and representations, including representations as to business size and socio-economic status as applicable, contained in this clause and in any written offer, proposal or quote, or company profile submission, which results in award of a contract to SELLER. By entering into such contract, SELLER republishes the certifications and representations submitted with its written offer, including company profile information, and oral offers/quotations made at the request of LOCKHEED MARTIN, and SELLER makes those certifications and representations set forth below. SELLER shall immediately notify LOCKHEED MARTIN of any change of status regarding any certification or representation.
1. FAR 52.203-11 Certification and Disclosure Regarding Payments to Influence Certain Federal Transactions (Applicable to solicitations and contracts exceeding $150,000)
(a) Definitions. As used in this provision--
"Lobbying contact" has the meaning provided at 2 U.S.C. 1602(8).
The terms "agency," "influencing or attempting to influence," "officer or employee of an agency," "person," "reasonable compensation," and "regularly employed" are defined in the FAR clause of this solicitation entitled "Limitation on Payments to Influence Certain Federal Transactions" (52.203-12).
(b) Prohibition. The prohibition and exceptions contained in the FAR clause of this solicitation entitled "Limitation on Payments to Influence Certain Federal Transactions" (52.203-12) are hereby incorporated by reference in this provision.
(c) Certification. SELLER hereby certifies to the best of its knowledge and belief that no Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on its behalf in connection with the awarding of this contract.
(d) Disclosure. If any registrants under the Lobbying Disclosure Act of 1995 have made a lobbying contact on behalf of the offeror with respect to this contract, SELLER shall complete and submit, with its offer, to LOCKHEED MARTIN OMB Standard Form LLL, Disclosure of Lobbying Activities, to provide the name of the registrants. SELLER need not report regularly employed officers or employees of the offeror to whom payments of reasonable compensation were made.
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(e) Penalty. Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by 31 U.S.C. 1352. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure required to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, for each such failure.
2. FAR 52.209-5 Certification Regarding Debarment, Suspension, Proposed Debarment, and Other Responsibility Matters
(a)(1) SELLER certifies, to the best of its knowledge and belief, that--
(i) SELLER and/or any of its Principals--
(A) Are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;
(B) Have not, within a three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or State antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, violating Federal criminal tax laws, or receiving stolen property;
(C) Are not presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision; and
(ii) SELLER has not, within a three-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.
(D) Have not, within a three-year period preceding this offer, been notified of any delinquent Federal taxes in an amount that exceeds $3,500 for which the liability remains unsatisfied.
(1) Federal taxes are considered delinquent if both of the following criteria apply:

(i) The tax liability is finally determined. The liability is finally determined if it has been assessed. A liability is not finally determined if there is a pending administrative or judicial challenge. In the case of a judicial challenge to the liability, the liability is not finally determined until all judicial appeal rights have been exhausted.
(ii) The taxpayer is delinquent in making payment. A taxpayer is delinquent if the taxpayer has failed to pay the tax liability when full payment was due and required. A taxpayer is not delinquent in cases where enforced collection action is precluded.
(2) Examples. (i) The taxpayer has received a statutory notice of deficiency, under I.R.C. Sec. 6212, which entitles the taxpayer to seek Tax Court review of a proposed tax deficiency. This is not a delinquent tax because it is not a final tax liability. Should the taxpayer seek Tax Court review, this will not be a final tax liability until the taxpayer has exercised all judicial appeal rights.
(ii) The IRS has filed a notice of Federal tax lien with respect to an assessed tax liability, and the taxpayer has been issued a notice under I.R.C. Sec. 6320 entitling the taxpayer to request a hearing with the IRS Office of Appeals contesting the lien filing, and to further appeal to the Tax Court if the IRS determines to sustain the lien filing. In the course of the hearing, the taxpayer is entitled to contest the underlying tax liability because the taxpayer has had no prior opportunity to contest the liability. This is not a
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delinquent tax because it is not a final tax liability. Should the taxpayer seek tax court review, this will not be a final tax liability until the taxpayer has exercised all judicial appeal rights.
(iii) The taxpayer has entered into an installment agreement pursuant to I.R.C. Sec. 6159. The taxpayer is making timely payments and is in full compliance with the agreement terms. The taxpayer is not delinquent because the taxpayer is not currently required to make full payment.
(iv) The taxpayer has filed for bankruptcy protection. The taxpayer is not delinquent because enforced collection action is stayed under 11 U.S.C. 362 (the Bankruptcy Code).
(2) Principal, for the purposes of this certification, means an officer, director, owner, partner, or a person having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a division, or business segment; and similar positions).
(b) SELLER shall provide immediate written notice to LOCKHEED MARTIN if, at any time prior to contract award, SELLER learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.
(c) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that SELLER knowingly rendered an erroneous certification, in addition to other remedies available, LOCKHEED MARTIN may terminate this contract for default.
3. FAR 52.222-22 Previous Contracts and Compliance Reports
(a) SELLER represents that if SELLER has participated in a previous contract or subcontract subject to the Equal Opportunity clause (FAR 52.222-26): (1) SELLER has filed all required compliance reports and (2) that representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.
(b) Paragraph (a) applies only to the extent (1) SELLER performs work in the United States, or (2) recruits employees in the United States to Work on this Contract.
4. FAR 52.222-25 Affirmative Action Compliance
(a) SELLER represents: (1) that SELLER has developed and has on file at each establishment, Affirmative Action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (2) that in the event such a program does not presently exist, SELLER will develop and place in operation such a written Affirmative Action Compliance Program within one-hundred twenty (120) days from the award of this Contract.
(b) Paragraph (a) applies only to the extent (1) SELLER performs work in the United States, or (2) recruits employees in the United States to Work on this Contract.
FAR 52.204-25 PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (AUG 2020) (Note 4 applies in paragraph (b). Reports required by this clause will be made to LOCKHEED MARTIN.)
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PURCHASE ORDER CLAUSES
PACKAGING SPECS
A list of the packaging specs is located at the following URL under the link titled “Packaging Specifications” https://www.lockheedmartin.com/en-us/suppliers/business-area-procurement/space/documentation.html Each of the packaging specs listed are hot-linked to a PDF file outlining the requirements.
PT1A    NON-CANCELABLE, NON-RETURNABLE
Non-cancelable, non-returnable item(s).
PT1M    MILESTONE PAYMENTS T’S AND C’S
Definition. Milestone payments (for milestone events) are billing arrangements which result in periodic payments of portions of the total fixed price of this subcontract to Subcontractor upon the verified accomplishments of the milestone events as shown below.
Requirements for Payment. Payments will be made under this Subcontract upon submission of invoices by the Subcontractor which are supported by written evidence of completion of milestone events listed below, and approval of these documents by Lockheed Martin. In addition, each invoice must contain a statement that Subcontractor certifies the milestone event being billed has been fully accomplished. The invoice shall be annotated “Milestone Billing” and submitted against this Subcontract number. The amount of the invoice plus all payments previously approved shall not exceed ninety percent (90%) of the price of this Subcontract. The final payment shall be at least ten percent (10%) of the price of this Subcontract and will be withheld pending final acceptance of all deliverables and services to the satisfaction of Lockheed Martin.
Maximum Payment. On completion or termination of this Subcontract, Lockheed Martin shall deduct from the amount due to the Subcontractor all previous milestone payments.    If previous   payments   to the Subcontractor   exceed   the amount due, the excess amount shall be paid to Lockheed    Martin on   demand.   For purposes of this   clause,   the Subcontract price shall be considered to be the stated Subcontract price, less any price reductions, plus any price increases resulting from modification of this Subcontract.
Reports and Access to Records. At Lockheed Martin’s option, Subcontractor will allow a mutually agreed upon independent auditor or the Government to have access to reports, certificates, financial statements, and other pertinent information reasonably requested by the auditor for administration of this clause. Also, the Subcontractor shall give the auditor reasonable opportunity to examine and verify the Subcontractor's books, records, accounts and physical inventory. Lockheed Martin shall bear the cost for the independent auditor. Subcontractor shall maintain such records for three (3) years from the date of the Subcontract completion.
Title. Title to the property described herein shall vest in Lockheed Martin. Vestiture shall be immediately upon the date of the first milestone payment under this Subcontract, for property acquired or produced before that date. Otherwise, vestiture shall occur when the property is or should have been allocable or properly chargeable to this subcontract. “Property,” as used in this clause, includes all items acquired or produced by the Subcontractor under this Subcontract such as parts, materials, work in process, special tooling and special test equipment, jigs, dies, fixtures, molds, patterns, gauges, test equipment and other similar manufacturing aids, and deliverable drawings and technical data. Although title to property is vested in Lockheed Martin in accordance with this clause, other applicable clauses of this Subcontract (e.g., the termination clauses) shall determine the handling and disposition of such property. Subcontractor may sell any scrap resulting from production under this Subcontract, without requesting Lockheed Martin’s approval, provided that any significant reduction in the value of the property to which Lockheed Martin has title under this clause is reported in writing to Lockheed Martin. When Subcontractor completes all of the obligations under this Subcontract, title shall vest in Subcontractor for all property not delivered to, and accepted by, Lockheed Martin under this Subcontract or incorporated in supplies delivered to, and accepted by, Lockheed Martin under this Subcontract and to which title is vested in Lockheed Martin under this clause. The terms of this Subcontract concerning liability for Government-furnished property shall not apply to property to which Lockheed Martin acquired title solely under this clause.
Risk of Loss. Before delivery to and acceptance by Lockheed Martin, Subcontractor shall bear the risk of loss for property, the title to which vests in Lockheed Martin under this clause, except to the extent Lockheed Martin expressly assumes the risk. If any property is lost, stolen, damaged, or destroyed, the basis of payment (the milestone events) to which the property is related shall be deemed to be not in compliance with the terms of the Subcontract and not payable (if the property is part of or needed for performance), and Subcontractor shall refund the related milestone payments.

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Milestone Event Payment Schedule, Rights and Remedies. In consideration of the satisfactory completion and/or delivery by the Subcontractor and acceptance by Lockheed Martin of the Work to be performed under the Scope of Work clause, including approved reports, the Subcontractor shall submit invoices and be paid as follows against the following milestone events. No payment or vesting of title under this clause shall excuse Subcontractor from performance of obligations under this Subcontract or constitute a waiver of any of the rights or remedies of the parties under the subcontract. Lockheed Martin’s rights and remedies under this clause shall not be exclusive, but rather shall be in addition to any other rights and remedies provided by law or this Subcontract. In the event this Subcontract is terminated for default, Subcontractor may not be entitled to retain monies paid to it in the form of milestone event payments.
The Milestone Payment Plan is an Exhibit to this subcontract.
PT1P    PERFORMANCE BASED PAYMENTS
The Subcontractor shall invoice Lockheed Martin and the invoice shall contain the following information: name and address of the Subcontractor, this Subcontract number, line item, date of the request for performance based payment, information and documentation required by the subcontract’s description of the basis for payment (performance completion criteria).
PERFORMANCE BASED PAYMENTS
FAR 52.232-32 Performance-Based Payments is hereby incorporated into this subcontract by reference. “Contracting Officer” and “Government” means “Lockheed Martin.” Subparagraph (c)(2) is deleted. The risk of loss provision at subparagraph (g) shall apply in lieu of FAR 52.245-1(h).
The Performance Based Payment Plan is an Exhibit to this subcontract.
Each invoice submitted by Subcontractor hereunder shall be signed by an officer or other authorized representative and bear the following performance based payments certification:
I certify to the best of my knowledge and belief that--
1)    This request for performance-based payment is true and correct; this request (and attachments) has been prepared from the books and records of the Subcontractor, in accordance with the subcontract and the instructions of the Contracting Officer;
2)    (Except as reported in writing on ________), all payments to subcontractors and suppliers under this subcontract have been paid, or will be paid, currently, when due in the ordinary course of business;
3)    There are no encumbrances (except as reported in writing on________) against the property acquired or produced for, and allocated or properly chargeable to, the subcontract which would affect or impair the Government's title;
4)    There has been no materially adverse change in the financial condition of the Subcontractor since the submission by the Contractor to the Government of the most recent written information dated ______; and
5)    After the making of this requested performance-based payment, the amount of all payments for each deliverable item for which performance-based payments have been requested will not exceed any limitation in the subcontract, and the amount of all payments under the subcontract will not exceed any limitation in the subcontract.
PT1Q    CHANGES NOT TO EXCEED SUBMITTAL
Prior to the issuance of a change order under this Subcontract, LOCKHEED MARTIN may solicit from the SUBCONTRACTOR written agreement as to the maximum (in the case of an increase) adjustments to be made in the price and/or in the delivery schedule (or time of performance), by reason of the change. LOCKHEED MARTIN may also solicit such agreement on limitations on the adjustments to any other provisions of the Subcontract which may be subject to equitable adjustment by reason of the change. The SUBCONTRACTOR shall promptly submit a "not-to- exceed" amount or maximum schedule adjustment when so requested by LOCKHEED MARTIN. Any such written agreement shall then be cited in the change order and upon its issuance shall be deemed to become part of the Subcontract. In no event shall the definitive equitable adjustment exceed the maximum price and/or delivery schedule (or time of performance) adjustments so established, nor otherwise be inconsistent with other adjustment limitations so established. Except with respect to such limitations, nothing contained herein shall affect the right of the Parties to an equitable adjustment by reason of the change, pursuant to this clause.

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Any technical and/or managerial exchange of information or advice shall not be construed as a change to any requirement and/or provision of this Subcontract unless the change is expressly directed by LOCKHEED MARTIN’s Procurement Representative in writing pursuant to the Changes clause of this Subcontract or by bilateral written agreement between the designated representatives of this Subcontract.

PT1V    GOVERNMENT OWNED-PROPERTY FURNISHED TO SUBCONTRACTOR
A.    Government Furnished Property (GFP), as defined in FAR 45.101 and Government Property (GP), as defined in FAR 45.101, and identified in an Exhibit to this subcontract will be provided to Subcontractor for use under this subcontract and no other contract without prior written permission from Lockheed Martin. The clause at FAR 52.245-1, Government Property, is incorporated herein by reference. Both GFP and GP provided to Subcontractor will be identified in an Exhibit to this subcontract. During performance of this subcontract, Seller shall provide to the Lockheed Martin Procurement Representative, biannually, and no later than month-end March and month-end September, a current listing of all GFP and GP provided to Seller for use in performance of this subcontract. Listing will include:
•    Property Name and Description
•    Part Number
•    Quantity
•    Date Received
•    Date Returned to Lockheed Martin
B.    Upon receipt by Lockheed Martin from the Administrative Contracting Officer of his/her approval to use, and his/her agreement as to the amount of the adjustment hereinafter described, Subcontractor is authorized to use other GFP or GP (furnished subsequent to the effective date of this contract); provided, however, that (i) under a firm fixed price subcontract, Lockheed Martin on behalf of the Government shall receive the benefit of any reduction in the cost of performing this subcontract; or (ii) under a fixed price incentive subcontract, there shall be deducted from the target cost of this subcontract, for purposes of computing the incentive profit, an amount equal to the estimated cost savings resulting from the use of such other GFP or GP. The resultant adjustment specified in this paragraph with respect to the authorization to use such GFP or GP shall not apply to replacement of Government property, when required (i) by normal replacement or repair practices, or (ii) by any generally applied modernization program. The foregoing principles shall be utilized in the adjustment of the price of those lower-tier subcontracts the performance of which involves the use of such other GFP or GP.
C.    Seller shall comply with provisions of "Support Government Property Administration" (FAR 45.5) as in effect on the date of this order, which provisions are hereby incorporated by reference and made part of this order and are modified by paragraph D. below.
D.    Seller shall maintain the official property records as required under paragraph A. above and shall conduct a physical inventory of special tooling and special test equipment at least annually, unless prescribed otherwise in Seller's established procedures, or upon completion of this order, whichever occurs first. Upon completion of such inventory, Seller shall provide Buyer, within a reasonable time, a report containing (1) the number of items and dollar value accountable under this order; and (2) a list of discrepancies including identification and dollar value of each discrepant item accountable under this order.
PT1W    LOCKHEED MARTIN-OWNED PROPERTY FURNISHED TO SUBCONTRACTOR
A.    Lockheed Martin Furnished Property as defined herein and identified in an Exhibit to this subcontract is being provided for use under this subcontract. Lockheed Martin Furnished Property means any material, equipment, special tooling, special test equipment, real property, intellectual property and software owned by Lockheed Martin and provided to Subcontractor for use under this subcontract. Lockheed Martin-furnished property will not be used under any other subcontract without prior written permission from Lockheed Martin.
B.    In the event Lockheed Martin Furnished Property is provided under this contract and after Lockheed Martin determines the amount of the adjustment hereinafter described, Subcontractor is authorized to use other (furnished subsequent to the effective date of this subcontract) Lockheed Martin Furnished Property; provided, however, that (i) under a firm fixed price subcontract, Lockheed Martin shall receive the benefit of any reduction in the cost of performing this subcontract; or (ii) under a fixed price incentive subcontract, there shall be deducted from the target cost of this subcontract, for purposes of computing the incentive profit, an amount equal to the estimated cost savings resulting from the use of such other Lockheed Martin Furnished Property. The foregoing principles shall be utilized in the adjustment of the price of those lower-tier subcontracts the performance of which involves the use of such other Lockheed Martin Furnished Property

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C.    Seller shall maintain the official property records as required under paragraph A. above and shall conduct a physical inventory of special tooling and special test equipment at least annually, unless prescribed otherwise in Seller's established procedures, or upon completion of this order, whichever occurs first. Upon completion of such inventory, Seller shall provide Buyer, within a reasonable time, a report containing (1) the number of items and dollar value accountable under this order; and (2) a list of discrepancies including identification and dollar value of each discrepant item accountable under this order.
PT2A    COST ACCOUNTING STANDARDS – FULL COVERAGE
The clauses at FAR 52.230-2, Cost Accounting Standards, except for paragraph (b), and at FAR 52.230-6, Administration of Cost Accounting Standards, are incorporated herein by reference as if fully set forth herein. In 52.230-2 substitute "United States or Lockheed Martin" for "United States" as applicable throughout this clause; in 52.230-6, the language shall not change.
PT2B    COST ACCOUNTING STANDARDS – MODIFIED COVERAGE
The clauses at FAR 52.230-3, Disclosure and Consistency of Cost Accounting Practices, except for paragraph (b), and at FAR 52.230-6, Administration of Cost Accounting Standards, are incorporated herein by reference as if fully set forth herein. In 52.230-3 substitute "United States or Lockheed Martin" for "United States" as applicable throughout this clause; in 52.230-6, the language shall not change.
PT2C    DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES FOR SUBCONTRACTS AWARDED TO FOREIGN CONCERNS
The clause at FAR 52.230-4, Disclosure and Consistency of Cost Accounting Practices for Contracts Awarded to Foreign Concerns and at FAR 52.230-6, Administration of Cost Accounting Standards, are incorporated herein by reference as if fully set forth herein. In 52.230-4, substitute “Government or Lockheed Martin” for “U.S. Government” as applicable throughout this clause; in 52-230-6, the language shall not change.
PT2D    DD254 REQUIREMENTS
DD254 requirements must be fulfilled prior to the initiation of any activity directed towards the fulfillment of this procurement.
PT2E    COST ACCOUNTING STANDARDS – EDUCATIONAL INSTITUTIONS
The clause at FAR 52.230-5, Cost Accounting Standards Educational Institution and at FAR 52.230-6, Administration of Cost Accounting Standards, are incorporated herein by reference as if fully set forth herein. In 52.230-6, substitute “United States or Lockheed Martin” for “United States” as applicable throughout this clause; in 52-230-6, the language shall not change.
PT2J    FBM FIELD SITE
This procurement is in support of a FBM Field Site requirement.
PT2L    FBM LOGISTICS INTEGRATION
This procurement is in support of FBM Logistics Integration requirements.
PT43    PROGRESS PAYMENTS
FAR 52.232-16 Progress Payments is hereby incorporated into this subcontract by reference. If you are a small business concern, then this clause with its Alternate I is incorporated by reference. “Contracting Officer” means “Lockheed Martin” except in paragraph (g) where it means “Contracting Officer or Lockheed Martin.” “Government” means “Lockheed Martin” except: (A) in paragraphs (d), (e) and (j)(5) where the term is unchanged and (B) in paragraphs (g) and (i) where it means “the Government or Lockheed Martin.” The risk of loss provision at subparagraph (e) shall apply in lieu of FAR 52.245-1(h).
PT6A    REFERENCES TO OTHER THAN LOCKHEED MARTIN
As used throughout this Subcontract, the following terms shall have the meaning as follows: “Martin Marietta Technologies, Inc.”, “MMTI”, “Martin Marietta Astronautics Group”, “MMAG”, “Martin Marietta Astronautics”, “Martin Marietta Corporation”, “MMC”, “Martin Marietta”, “General Dynamics”, “General Dynamics Space Systems Division”, “GDSSD”, “Lockheed Martin Space Systems Company-Missiles and Space Operations”, “LMSSC-MSO”, Lockheed Martin Space Systems Company – Astronautics”, LMSSC-Astronautics”, “Lockheed Martin Space and Strategic Missiles:, “LMSSM”, and/or “Lockheed Martin” in this Purchase Order, its attachments, or exhibits shall mean “Lockheed Martin Corporation”.
PT6B    REFERENCES TO LOCKHEED MARTIN
As used throughout this Subcontract, the following terms shall have the meaning as follows: “Lockheed Martin Space”, “LM Space”, “Lockheed Martin Space Systems Company-Missiles and Space Operations”, “LMSSC-MSO”, Lockheed Martin Space Systems Company – Astronautics”, LMSSC-Astronautics”, “Lockheed Martin Space and Strategic Missiles:, “LMSSM”, "Lockheed", "Lockheed Missiles & Space

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Company, Inc.", "LMSC", "Lockheed Martin Missiles & Space", "LMMS", "Lockheed Martin Space Systems Company, Missiles & Space Operations" and/or “Lockheed Martin” in this Purchase Order, its attachments, or exhibits, shall mean "Lockheed Martin Corporation.”
PT9P    FACILITY PROCUREMENT
This is LOCKHEED MARTIN building and construction procurement.
PTAQ    STATEMENT OF WORK 501
Upon acceptance of the parts via Quality Assurance Supplier Activity Report (QUASAR) by the Product Quality Assurance Representative (PQAR), the material shall be delivered to bonded stores and managed in accordance with the Advance Procurement Statement of Work (SOW) 501. Material will be accounted for annually on the Storage & Surveillance or Storage Only Purchase Order (PO).
PTC1    COMMERCIAL SPACE LAUNCH ACT
[Applicable if noted in the Lockheed Martin commercial customer Contract. Insurance requirements under CORPDOC 1 clause entitled "Insurance/Entry on LOCKHEED MARTIN's Property," would not be applicable for third party liability incurred in connection with licensed launch activities, but would otherwise be applicable.]
As required by the Commercial Space Launch Act (CSLA), 49 U.S.C. §§ 70101 - 70119 as amended, the Parties agree as follows:
(a)    LOCKHEED MARTIN and the SUBCONTRACTOR hereby agree to a reciprocal waiver of liability pursuant to which each Party agrees not to bring a claim in arbitration or otherwise or sue the other Party, the United States Government and its contractors and subcontractors at every tier or any Related Third Parties of the other Party, as defined in paragraph (f), for any property loss or damage it sustains and any property loss or personal injury, including death, sustained by any of its Related Third Parties, arising in any manner in connection with the performance of or activities carried out pursuant to a CSLA license.
(b)    LOCKHEED MARTIN and the SUBCONTRACTOR shall each be responsible for property damage which they sustain and for bodily injury or property damage sustained by their employees arising in any manner in connection with the performance of or activities carried out pursuant to a CSLA license.
(c)    SUBCONTRACTOR shall extend the waiver and release of claims and assumption of responsibility described in paragraphs (a) and (b) above to its Related Third Parties (other than employees, directors and officers) by requiring them (1) to waive and release all claims of liability they may have against LOCKHEED MARTIN, its Related Third Parties, and the United States Government and its contractors and subcontractors at every tier, and (2) to agree to be responsible for any property loss or damage or bodily injury, including death, sustained by any of them or their employees and arising in any manner in connection with the performance of or activities carried out pursuant to a CSLA license.
(d)    The waivers described in this paragraph shall extend to and bind the successors and assigns of each Party and its Related Third Parties, whether by subrogation or otherwise.    Each Party shall obtain a waiver of subrogation and
release of any right of recovery against the other Party and its Related Third Parties from any insurer providing coverage for the risks of loss for which the Party hereby waives claims under this paragraph.
(e)    SUBCONTRACTOR shall defend, hold harmless and indemnify LOCKHEED MARTIN, its Related Third Parties and the United States Government and its contractors and subcontractors, from and against any and all liabilities, costs and expenses (including attorneys’ fees) arising out of (1) any failure by SUBCONTRACTOR to obtain the waivers and releases of claims of liability and the assumption of responsibility described in this paragraph, and (2) bodily injury or property damage sustained by SUBCONTRACTOR’s own employees in connection with the performance of or activities carried out pursuant to a CSLA license.
(f)    For purposes of this paragraph, Related Third Parties shall mean (1) directors, officers, employees and agents of either Party or of any customer to whom LOCKHEED MARTIN may provide launch services; (2) parties having any right, title or interest in any of the vehicles or equipment utilized by LOCKHEED MARTIN in providing launch services, including but not limited to satellites, transponders and launch vehicles; (3) contractors, subcontractors and suppliers at any tier, of either Party or of any customers of LOCKHEED MARTIN; and (4) additional parties involved in the launch services provided by LOCKHEED MARTIN or other activities governed by the CSLA.

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PTLY    CONFIGURATION MANAGEMENT CLASS II CHANGES
Seller shall provide notification and visibility into Class II changes. Class II changes are changes to design specification, configuration, material, part or manufacturing process that do not affect form, fit, function, weight, safety, reliability, or center of gravity of the end item. All proposed Class II changes shall be submitted for Buyer notification via Form 1879, Vendor (Supplier) Request for Information or Change (VRIC), which may be obtained from Buyer.
PTN1    DD250 SHIPPING AND MARKING INSTRUCTIONS
Completed DD250 is required for Government Buyoff. DD250 Shipping and Marking Instructions for this order are contained on the enclosed LOCKHEED MARTIN Form 9031A.
PTR1    REACH (REGISTRATION, EVALUATION, AUTHORIZATION AND RESTRICTION OF CHEMICALS)
Work delivered by SUBCONTRACTOR under this Subcontract may be incorporated into deliverable goods for use in the European Economic Area. As such, SUBCONTRACTOR may be required to identify any Substances of Very High Concern from the Candidate List as defined under European Union Regulation (EC) No 1907/2006 concerning the Registration, Evaluation, Authorization and Restriction of Chemicals (REACH). Upon request, SUBCONTRACTOR agrees:
(1)    to provide to LOCKHEED MARTIN, at no increase in subcontract price, information regarding the identified chemical’s name, amount contained, total part weight and safe usage information, and
(2)    to permit LOCKHEED MARTIN to disclose such information to the customer or regulatory authorities for the purpose of compliance with the REACH regulation.
If at any time the product’s chemical composition changes after a response is provided, SUBCONTRACTOR is required to provide Lockheed Martin with the revised information. Current Candidate List chemicals can be found on the European Chemicals Agency website at: http://echa.europa.eu/chem_data/authorisation_process/candidate_list_table_en.asp. For more information on REACH, please contact the Lockheed Martin REACH Program Office at reach.info@lmco.com.
PTSS    DATA REQUIREMENTS SDRL
All the technical data and report requirements of this Purchase Order are set forth in the Supplier Data Requirements List and incorporated herein. In case of difference or conflict between the Data Requirements List and the Terms and Conditions, the latter shall govern. Nothing in any other documents or specifications made a part hereof shall be construed as altering such data and report requirements in any way.
PTSV    GOVERNMENT BILL OF LADING
Shipment of item(s) on this order requires the use of a Government Bill of Lading. Seller shall contact the Buyer at least two weeks before expected shipping date (minimum time required for preparation of GBL) for instructions.
PTSW    MATERIAL CONSIGNED TO BUYER
This order covers items or material consigned to Buyer for trial or loan at no charge. No billing is to be made by Supplier without Buyer's specific approval. Consignment of material, or data relating to it, shall not establish or constitute a submission in confidence, and Buyer assumes no obligation to protect such information or prevent its disclosure to third parties. Buyer's sole obligation shall be for the damage to or destruction of supplier's property due to the negligence of Buyer, its officers, employees, agents or representatives.
PTSZ    RENT-FREE USE OF GOVERNMENT PROPERTY
Prices and delivery schedules for this order are based on rent-free noninterference use of Government property listed and covered by contract(s) as shown, on the face of this order. Seller, to the extent it is authorized by appropriate Government authority to do so, may use such property on a noninterference basis in the performance of work under this order. In the event the Seller's authority to use the property is limited or terminated by the Government, and such action affects the ability of the Seller to perform this order in accordance with its terms and conditions, then an equitable adjustment in the prices or delivery schedules, or both, as appropriate, shall be made in accordance with the procedures of the Changes clause of this order. Seller certifies that it has not directly or indirectly, through overhead charges or otherwise, included in the price of this Purchase Order any rental charge for the use of the property referred to herein.
PTUN    PATENT RIGHTS ACQUISITION BY THE GOVT
The clause in FAR 52.227-13 is incorporated herein by reference except the term "contract" shall mean "purchase order"; "Contractor" shall mean "Seller"; "subcontract" shall mean "lower-tier subcontract"; and "Subcontractor" shall mean "lower-tier Subcontractor".

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PTD35    PACKAGING AND SHIPMENT
(a)    A complete packing list shall be enclosed with all shipments hereunder. The SUBCONTRACTOR shall mark containers or packages with necessary lifting, loading, and shipping information, including the LOCKHEED MARTIN subcontract number, item number, dates of shipment, and the names and addresses of consignor and consignee. Bill of Lading number and weight of shipment shall also be shown for shipment on Government Bill of Lading.
(b)    Unless otherwise provided in the Schedule, all shipments shall be delivered to the carrier's equipment at the SUBCONTRACTOR's plant. If the facilities for shipment by the carrier's equipment are not available at the SUBCONTRACTOR's plant, shipments shall be delivered to the nearest point where the carrier's service is available. These shipping instructions apply to all modes of transportation except rail when shipment occupies sufficient space in a railroad car to constitute a carload shipment. A carload shipment or shipment constituting a carload shipment shall be properly and adequately loaded and secured by the SUBCONTRACTOR to prevent damage in transit.
(c)    Unless otherwise provided in the Schedule, shipments shall be packaged in accordance with sound commercial practices to meet minimum packing requirements of surface and air carriers and to afford adequate protection against damage considering the method of transportation used. Shipments shall be marked with the necessary handling instructions, purchase order number, LOCKHEED MARTIN account number, and the consignee's name and address.
(d)    The SUBCONTRACTOR agrees to package the articles described in the Schedule as a separate shipment to LOCKHEED MARTIN. However, shipments for more than one order may be consolidated into one outer shipping container if the articles described in the Schedule of each Subcontract are packaged separately and clearly identified to the appropriate order. Shipments via air carrier shall be marked with the actual gross weight and dimensions on each box or other outer container. Shipments of dangerous articles shall be marked and packaged in accordance with the appropriate Department of Transportation or other Governmental agency regulations.
(e)    The SUBCONTRACTOR shall consolidate all shipments to be forwarded on one day, and ship them on one Bill of Lading. When two or more methods of shipment are specified, one via premium route and the other via standard route, the SUBCONTRACTOR agrees to consolidate the shipments by type of routing and forward them accordingly.
(f)    Shipments shall be released to the carrier at the maximum value applicable to the lowest published rate or classification rating, unless otherwise provided in this Subcontract.
(g)    Value shall not be declared in excess of the maximum value set forth on the carriers tariff by those carriers who assess a value charge over and above a minimum value. The only exception to the above shall occur when the carrier’s tariffs require actual valuations as a condition of acceptance, unless otherwise provided in this Subcontract.
(h)    "Ship to" instructions as set forth in the Schedule designate the appropriate consignee. All shipping documents, shipping labels, and packing sheets must show full and complete information as to the appropriate consignee. The SUBCONTRACTOR agrees not to deviate from these "ship to" provisions without prior authorization from LOCKHEED MARTIN.
(i)    The first shipment received by LOCKHEED MARTIN which falls within the quantity tolerance (either plus or minus) designated in an order will be considered as meeting the quantity requirements of the order. Any additional shipments against the order will be returned to the SUBCONTRACTOR freight collect.
(j)    Articles delivered to LOCKHEED MARTIN more than thirty (30) days in advance of the schedule set forth in the Subcontract may be returned at SUBCONTRACTOR's expense.
(k)    For Supplier Acceptance Delegation Program Subcontractors, specified by Quality Clause S8, evidence of acceptance will be indicated by application of acceptance stamp to a label or tag adjacent to the part number to the lowest level of packaging. The stamp must include date of acceptance. Purchase order line items must be individually packaged and the supplier must not package S8 items with non S8 items.
PTD74    MARKING INSTRUCTIONS
The SUBCONTRACTOR agrees to affix to the outer surfaces of the inner bag and the shipping container the following markings: part number, serial number, date, method of cleaning, method of packaging,

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inspection date for materials covered by ANA Bulletin 438a (when applicable) and the statement, "The inner bag must be opened in an approved dust-free room for testing or inspection.” Test reports, data, and any necessary articles that have not been cleaned will be firmly attached to the exterior of the package enclosing the part. NOTE: Holes in the sealed area of the inner bag are not permitted.
PTD82    DROP SHIPMENT TO LOCKHEED MARTIN SUBCONTRACTORS
The SHIPPING SUBCONTRACTOR agrees to complete the shipping supplier portion of the Supplier Shipping and Receiving Report (s915). Ship this report, any contractually required documentation, and the material to the LOCKHEED MARTIN Subcontractor identified in your Subcontract. A copy of the Supplier Shipping and Receiving Report (s915) and any contractually required documentation shall be forwarded to the buyer identified in your subcontract.
PTD83    RECEIPT OF SHIPMENT FROM LOCKHEED MARTIN SUBCONTRACTORS
The SUBCONTRACTOR agrees to submit to LOCKHEED MARTIN within three (3) workdays after receipt of material dropped shipped from a LOCKHEED MARTIN Subcontractor, the completed Supplier Shipping and Receiving Report (s915), provided to you by the shipping contractor. Material received has been drop shipped to your facility for performance of requirements set forth in this Subcontract.   Forward this report to the buyer identified in your
subcontract.

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